UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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OneSpan Inc.
(formerly VASCO Data Security International, Inc.)
(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 12, 2019

To the Stockholders of

OneSpan Inc.:

The Annual Meeting of Stockholders of OneSpan Inc., a Delaware corporation (“Company”), will be held on Wednesday, June 12, 2019, commencing at 10:00 a.m., local time, at 121 West Wacker Drive, Suite 2400 Chicago, IL 60601 for the following purposes:

1.   To elect eight directors to serve on the Board of Directors;

2.   To approve the OneSpan Inc. 2019 Omnibus Incentive Plan (the “2019 Omnibus Plan”);

3.   To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;  and

4.   To transact such other business as may properly come before the meeting.

The Board of Directors has no knowledge at this time of any other business to be presented or transacted at the meeting.

The Board of Directors recommends that you vote FOR each proposal set forth in this Notice of Annual Meeting of Stockholders and Proxy Statement and FOR the 2019 Omnibus Plan. Stockholders of record on April 15, 2019 are entitled to notice of and to vote at the meeting. Further information as to the matters to be considered and acted upon can be found in the accompanying Proxy Statement.

By Order of the Board of Directors,

Steven R. Worth
Secretary

Chicago, Illinois
April 26, 2019

You are cordially invited and urged to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, please sign, date and return the enclosed proxy card, whether or not you expect to attend in person. You may revoke your proxy at any time before it is voted at the Annual Meeting.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 12, 2019

This Proxy Statement is furnished by the Board of Directors of OneSpan Inc. (“Company, “OneSpan,” “we,” “us” or “our”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, June 12, 2019, commencing at 10:00 a.m., local time, at our principal executive offices located at 121 West Wacker Drive, Suite 2400, Chicago, IL 60601, and at any postponement or adjournment thereof. Directions may be obtained by calling (312) 766‑4001. Holders of record of shares of our common stock at the close of business on April 15, 2019, will be entitled to vote on all matters to properly come before the Annual Meeting. Each share of common stock that you own entitles you to one vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder

Meeting To Be Held on June 12, 2019:

The Company’s Proxy Statement and Annual Report on Form 10‑K are available at: investors.onespan.com.

If you received a notice of internet availability of proxy materials (“E-Proxy Notice”) by mail or electronically, you will not receive a printed copy of the Proxy Statement or Annual Report unless you specifically request one. Instead, the E-Proxy Notice provides instructions on how you may access and review our proxy materials. The E-Proxy Notice also instructs you on how you may submit your proxy via the Internet. If you received the E-Proxy Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the E-Proxy Notice. On or about April 30, 2019, we will begin mailing printed copies of our proxy materials to certain of our stockholders and the E-Proxy Notice to all other stockholders.

ANNUAL REPORT

Our Annual Report on Form 10‑K to Stockholders for the fiscal year ended December 31, 2018, has been included in the mailing of this Proxy Statement and our E-Proxy Notice provides instructions to access our Annual Report through the internet. We recommend that you review it for financial and other information. It is not intended to be a part of the proxy soliciting material.  You can review and download a copy of OneSpan’s Annual Report on Form 10‑K by accessing our website, https://investors.onespan.com, or you can request paper copies, without charge, by writing to OneSpan Inc., 121 West Wacker Drive, 20th Floor, Chicago, IL 60601, Attention: Secretary.

THE ANNUAL MEETING

Matters to be Considered

The Annual Meeting has been called to:

1.     To elect eight directors to serve on the Board of Directors (Proposal 1);

2.     To approve the OneSpan Inc. 2019 Omnibus Incentive Plan (Proposal 2);

3.     To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 3); and

4.     To transact such other business as may properly come before the meeting.

Voting at the Annual Meeting

A majority of the votes entitled to be cast on matters to be considered at the Annual Meeting will constitute a quorum for the transaction of business. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Holders of record of outstanding shares of common stock at the close of business on April 15, 2019, are entitled to notice of and to vote at the Annual Meeting. As of April 15, 2019, there were 40,214,314 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to cast one vote on any matter submitted to the stockholders for approval.

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast and entitled to vote thereon will be required for Proposals 1, 2, and 3.

Stockholders may vote for or against, or abstain from voting on, Proposals 1,  2, and 3. Abstentions and broker non-votes will be counted by the election inspector only in determining whether a quorum is present.

With respect to Proposal 1, each nominee must receive a majority of the votes cast with respect to that director’s election, and any director nominee who receives less than such majority in an uncontested election is expected to tender to the Board his or her resignation promptly following the certification of election results.

With respect to Proposals  2 and 3,  these require the approval of a majority of the votes cast and entitled to vote thereon.

Broker non-votes will also be counted by the election inspector in determining whether a quorum is present. Broker non-votes are proxies received from brokers when the broker has neither received voting instructions from the beneficial owner nor has discretionary power to vote on a particular proposal. Broker non-votes, because they are not considered “votes cast,” are not counted in the vote totals and will have no effect on the election of directors or the approval of any proposal considered at the Annual Meeting. Brokers are subject to the rules of the New York Stock Exchange (“NYSE”), and the NYSE rules provide that brokers only possess discretionary power to vote on matters that are considered routine, such as the ratification of the independent registered public accounting firm described in Proposal 3. In contrast, brokers do not have discretionary authority to vote shares held in street name on non-routine matters. Under the NYSE rules, the election of directors is not considered a routine matter. As a result, with respect to Proposal 1 and Proposal 2, shares held in street name will not be voted unless the broker is given voting instructions by the beneficial owner. With respect to Proposal 3, brokers have the discretionary authority to vote shares held in street name even if they do not receive voting instructions from the beneficial owner.

If a properly executed, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted:

1.     FOR the election of all nominees for election as director as listed herein;

2.     FOR the approval of the 2019 Omnibus Incentive Plan;

3.     FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.     In accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

Any stockholder executing a proxy has the power to revoke it at any time before it has been voted by delivering written notice to the Secretary of the Company, by executing a later-dated proxy or by voting in person at the Annual Meeting. Any written notice of revocation or subsequent proxy should be delivered prior to June 12, 2019 to:

OneSpan Inc.

121 West Wacker Drive, 20th Floor

Chicago, Illinois 60601

Attention: Secretary

Alternatively, hand delivered to the Secretary before the closing of the polls at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Stockholders are being asked to elect eight directors. All of the director nominees will be elected at the Annual Meeting. Each director will serve until the annual meeting in 2020, until a qualified successor director has been elected, or until he or she resigns, dies or is removed.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the following individuals for election as directors at the Annual Meeting: Marc  Boroditsky, Scott M. Clements, Michael P. Cullinane, John N. Fox, Jr., Jean K. Holley, T. Kendall Hunt,  Matthew Moog and Marc Zenner, all of whom have agreed to serve if elected. All nominees, with the exception of Marc Boroditsky and Marc Zenner, are current directors.

While the Board of Directors does not contemplate that any nominee for election as a director will not be able to serve, if unforeseen circumstances (for example, death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, the persons listed in the enclosed proxy will vote your proxy, if properly executed and returned and unrevoked, for such other person or persons, or the Board may, in its discretion, reduce the number of directors to be elected. The majority of the votes cast and entitled to vote at the Annual Meeting is required for the election of directors and any director nominee who receives less than such majority in an uncontested election is expected to tender to the Board his or her resignation promptly following the certification of election results. Abstentions and broker non-votes will not have an impact on the election of directors.

The Board of Directors recommends that the stockholders vote “FOR” each of the nominees listed herein.

PROPOSAL 2

APPROVAL OF THE ONESPAN INC. 2019 OMNIBUS INCENTIVE PLAN

At the Annual Meeting, our stockholders will be asked to approve the OneSpan Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”). The 2019 Plan was approved by the Board on February 1, 2019, subject to stockholder approval. The 2019 Plan replaces the Company’s 2009 Equity Incentive Plan, which terminated pursuant to its terms on December 19, 2018. If the 2019 Plan is adopted by our stockholders, we will be able to make awards of long-term equity incentives, which we believe have been an important part of our historical compensation program and are critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success.

The purposes of the 2019 Plan are to:

•      align the interests of the Company’s stockholders and recipients of awards under the 2019 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•      advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents; and

•      motivate such persons to act in the long-term best interests of the Company and its stockholders.

Certain Features of the 2019 Plan. The following features of the 2019 Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the 2019 Plan and our stockholders’ interests:

•      No discounting of stock options or stock appreciation rights (“SARs”);

•      No repricing or replacement of underwater stock options or SARs without stockholder approval;

•      No dividend equivalents on stock options or SARs;

•      No dividends or dividend equivalents paid on unvested stock awards;

•      Minimum one-year vesting period, subject to a carve out for up to 5% of available shares under the 2019 Plan and the ability to accelerate or provide for continued vesting in the event of a termination of employment or a change in control;

•      No liberal share recycling; and

•      No liberal definition of “Change in Control.”

Under the 2019 Plan, the Company may grant:

•      Non-qualified stock options;

•      Incentive stock options (within the meaning of Section 422 of the Internal Revenue Code);

•      SARs;

•      Restricted stock, restricted stock units and other stock awards (collectively, “Stock Awards”); and

•      Performance awards.

Description of the 2019 Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix A and incorporated into this Proxy Statement by reference.

Administration

The 2019 Plan is administered by the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board to administer the 2019 Plan (the “Plan Committee”), consisting of two or more members of the Board. Each member of the Plan Committee is intended to be (i) a “non-employee director” within the meaning of Rule 16b‑3 under the Exchange Act, and (ii) “independent” within the meaning of the rules of the NASDAQ Capital Market.

Subject to the express provisions of the 2019 Plan, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing such provisions not inconsistent with the 2019 Plan as the Plan Committee approves. The Plan Committee also has authority to establish rules and regulations for administering the 2019 Plan and to decide questions of interpretation or application of any provision of the 2019 Plan. The Plan Committee may take any action such that (1) any outstanding options and SARs become exercisable in part or in full, (2) all or any portion of a restriction period on any outstanding awards lapse, (3) all or a portion of any performance period applicable to any outstanding awards lapse, and (4) any performance measures applicable to any outstanding awards be deemed satisfied at the target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the 2019 Plan to the Board, a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board, the Chief Executive Officer or any other executive officer of the Company with regard to awards to persons subject to Section 16 of the Exchange Act.

Available Shares

Under the 2019 Plan, the maximum number of shares of common stock initially available for awards is 5,000,000, excluding substitute awards granted in connection with corporate transactions. This amount is subject to adjustment in the event of any equity restructuring that causes the per share value of shares of common stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend. The number of available shares will be reduced by the sum of the aggregate number of shares of common stock which become subject to outstanding awards. To the extent that shares of common stock subject to an outstanding award granted under the 2019 Plan or any other equity plan maintained by the Company under which awards are outstanding as of the effective date of the 2019 Plan (a “Prior Plan”) are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of common stock subject to an option canceled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option), or (ii) the settlement of such award in cash, then such shares of common stock will again be available under the 2019 Plan. Shares of common stock subject to an award under the Plan or a Prior Plan will not again be available for issuance if such shares are (i) shares that were subject to an option or a stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (ii) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award, or (iii) shares repurchased by the Company on the open market with the proceeds of an option exercise.

The 2019 Plan provides that the aggregate value of cash compensation and the grant date fair value of shares of common stock that may be paid or granted during any fiscal year to any non-employee director may not exceed $400,000.

Minimum Vesting Period

No award (or any portion of any award) granted under the 2019 Plan will become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that up to five percent (5%) of the total number of shares of common stock initially available under the 2019 Plan may be granted pursuant to awards with vesting periods of less than one year. This minimum vesting period does not restrict the Plan Committee’s ability to accelerate or provide for the continued vesting of an award upon a termination of employment or a change in control of the Company.

Change in Control

Subject to the terms of an award agreement, in the event of a change in control of the Company, the Board (as constituted prior to such change in control) may, in its discretion, require that (i) some or all outstanding options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board may, in its discretion, require that shares of capital stock of the company resulting from or succeeding to the business of the Company pursuant to such change in control, or the parent thereof, be substituted for some or all of the shares of Company common stock subject to outstanding awards as determined by the Board, and/or require outstanding awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, shares of capital stock in the company resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the 2019 Plan, a change in control is generally defined as the occurrence of any one of the following events: (i) certain acquisitions of more than 40% of either the Company’s then-outstanding shares of common stock or the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board; (ii) certain changes in the majority composition of the Board; (iii) the sale of all or substantially all of the Company’s assets or the consummation of a reorganization, merger or consolidation of the Company; or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

No Repricing

The Plan Committee may not, without the approval of stockholders, (i) reduce the purchase price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower purchase price or base price or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the purchase price of such stock option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case, other than in connection with a change in control or pursuant to the plan’s adjustment provisions.

Effective Date, Termination and Amendment

Subject to stockholder approval of the 2019 Plan at the Annual Meeting, the 2019 Plan will be effective as of February 1, 2019, the date on which it was approved by the Board, and will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of the effective date of the Plan, unless earlier terminated by the Board. The Board may amend the 2019 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of the NASDAQ Capital Market, and provided that no amendment may be made that seeks to modify the non-employee director compensation limit described above or the prohibition on repricing of stock options and SARs without stockholder approval under the 2019 Plan. Additionally, no amendment to the 2019 Plan may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the 2019 Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries (and such persons who are expected to become any of the foregoing) as selected by the Plan Committee.  As of April 15, 2019, approximately 725 employees and seven non-employee directors would be eligible to participate in the 2019 Plan if selected by the Plan Committee.

Stock Options and SARs

The 2019 Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten (10) years after its date of grant. If the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), then the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of common stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the exercise price will be the price required by the Internal Revenue Code.

Each SAR will be exercisable for no more than ten (10) years after its date of grant, except that any SAR granted in tandem with an option (a “tandem SAR”) must be exercised no later than the expiration, cancellation, forfeiture or other termination of the related option. Other than in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, provided that the base price of a tandem SAR granted will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock) or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs (i) upon a termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, are determined by the Plan Committee. Notwithstanding anything in an award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of common stock subject to such option or SAR.

Stock Awards

The 2019 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as a restricted stock award, restricted stock unit award or other stock award. Restricted stock awards and restricted stock unit awards are subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period. Other stock awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock (including shares granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement), subject to the limitation on awards issued under the 2019 Plan with a vesting period of less than one year, as discussed above.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock and to participate in any capital adjustments applicable to all holders of the Company’s common stock, provided, however, that distributions or dividends with respect to shares of restricted stock, including regular cash dividends, will be subject to the same restrictions that apply to such shares.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of common stock, cash or a combination thereof and (ii) whether the holder will be entitled to receive dividend equivalents, and, if determined by the Plan Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of common stock subject to such award. Any dividend equivalents with respect to restricted stock units that are subject to vesting conditions will be subject to the same vesting conditions of the underlying awards. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit has no rights as a stockholder of the Company.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period or performance period relating to a Stock Award, or the forfeiture and cancellation of a Stock Award (i) upon a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Awards

The 2019 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of common stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. Any dividends or dividend equivalents with respect to a performance award will be subject to the same restrictions as such performance award. Prior to the settlement of a performance award in shares of common stock, the holder of such award has no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon (i) a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Measures

Under the 2019 Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of common stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total stockholder return and earnings per share criteria) or individual basis, may be used by the Plan Committee in establishing performance measures under the Plan:

•      earnings before any or all of interest, tax, depreciation or amortization (actual or adjusted and either in the aggregate or on a per-share basis);

•      earnings (either in the aggregate or on a per-share basis);

•      net income or loss (either in the aggregate or on a per-share basis);

•      operating profit;

•      cash flow (either in the aggregate or on a per-share basis);

•      free cash flow (either in the aggregate on a per-share basis);

•      costs;

•      gross revenues;

•      reductions in expense levels;

•      operating and maintenance cost management and employee productivity;

•      stock price or total stockholder return (including growth measures and total stockholder return or attainment by the shares of common stock of a specified value for a specified period of time);

•      net economic value;

•      economic value added;

•      aggregate product unit and pricing targets;

•      strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•      achievement of return on net assets, return on assets, return on investment capital, or return on equity;

•      achievement of objectives relating to diversity, employee turnover, or employee retention rates;

•      results of customer satisfaction surveys;

•      debt ratings, debt leverage and debt service; or

•      such other goals as the Committee may determine whether or not listed herein.

Each goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). Performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of a performance measure, the Plan Committee may provide that achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation: (i) foreign exchange gains and losses; (ii) asset write-downs; (iii) acquisitions and divestitures; (iv) change in fiscal year;  (v) unbudgeted capital expenditures; (vi) special charges such as restructuring or impairment charges; (vii) debt refinancing costs; (viii) extraordinary or noncash items; (ix) unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements; or (x) changes in law or accounting principles.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2019 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2019 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2019 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and certain of the corporation’s other current and former executive officers.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m). A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the fair market value of those shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m).

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company generally will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m).

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is generally deductible by the Company as compensation expense, subject to the deduction limits under Section 162(m). In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company generally will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m).

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company generally will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m).

A participant who receives shares of common stock that are not subject to any restrictions under the Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company generally will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m).

Performance Awards

A participant generally will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company generally will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m).

New Plan Benefits Table

The following table shows information regarding the awards made on February 1, 2019 under the 2019 Plan. The effectiveness of these awards was expressly made subject to stockholder approval of the 2019 Plan at the Annual Meeting. All future awards under the 2019 Plan will be made at the discretion of the Plan Committee. Therefore, the future benefits and amounts that will be received or allocated to individuals under the 2019 Plan are not determinable at this time.

Name and Position	Dollar Value(1)	Number of Units(1)
Scott M. Clements	$1,990,000	135,008
Mark S. Hoyt	$915,000	62,077
All current executive officers as a group	$2,905,000	197,085
All current non-employee directors as a group	$525,000	35,620
All employees as a group (other than current executive officers)	$0	0

(1)   These award amounts are subject to approval of the 2019 Plan by the Company’s stockholders at the Annual Meeting. If the 2019 Plan is not approved, these award amounts will be null and void.

On April 15, 2019, the closing sales price per share of our common stock as reported on NASDAQ was $17.94.

Recommendation of the Board:

The Board unanimously recommends that stockholders vote “FOR” the approval of the 2019 Plan.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019.

If our stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

KPMG LLP served as independent registered public accounting firm for the fiscal year ended December 31, 2018, and has acted as independent registered public accounting firm for the Company since 1996. Representatives of KPMG LLP are expected to be present at the Annual Meeting, and such representatives will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors recommends that the stockholders vote “FOR” the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS, DIRECTORS AND MANAGEMENT

Except as otherwise indicated below, the table below sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2019, for (i) each of our directors and director nominees,  (ii) each of our named executive officers, (iii) all directors, director nominees and executive officers as a group, and (iv) each person or entity known by OneSpan to beneficially own more than 5% of the outstanding shares of common stock. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them unless otherwise indicated. For purposes of the table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date that such person has the right to acquire within 60 days after such date.

Name of beneficial owner	Amount and nature of beneficial ownership (1)		Percent of class
Executive Officers, Directors and Director Nominees
Scott Clements	86,844		*
Mark S. Hoyt	56,719		*
Marc Boroditsky	0		*
Michael P. Cullinane	184,954		*
John N. Fox, Jr.	104,454		*
Jean Holley	108,669		*
T. Kendall Hunt	7,152,162	(2)	17.8%
Matthew Moog	48,260		*
Marc Zenner	0		*
All Executive Officers and Directors as a group (9 persons)	7,742,062		19.3%
5% Stockholders
BlackRock, Inc.	4,730,397	(3)	11.8%
Legion Partners Asset Management, LLC	2,089,261	(4)	5.2%
The Vanguard Group	2,020,298	(5)	5.0%

*      Ownership is less than 1%.

(1)   The number of shares beneficially owned by each director, director nominees and executive officer is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days after March 31, 2019, including through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity. As of March 31, 2019, there were 40,215,878 shares of common stock outstanding.

(2)   Includes 1,011,300 shares held in the Barbara J. Hunt Marital Trust. The amount also includes 200,000 shares held by T. Kendall Hunt’s spouse as to which shares Mr. Hunt disclaims beneficial ownership. Further, the amount includes 134,219 shares held in the T. Kendall Hunt and Barbara J. Hunt Charitable Remainder Trust as to which Mr. Hunt disclaims beneficial ownership to the extent he does not have a pecuniary interest. The address of T. Kendall Hunt is 121 West Wacker Drive, Suite 2050, Chicago, IL 60601.

(3)   Based solely on a Schedule 13G/A filed on January 31, 2019, by this beneficial owner. The address of BlackRock, Inc. is 55 East 52 nd Street, New York, New York, 10022.

(4)   Based solely on a Schedule 13D filed on November 1, 2018, by this beneficial owner. The address of Legion Partners Asset Management, LLC is 9401 Wilshire Blvd., Beverly Hills, CA 90212.

(5)   Based solely on a Schedule 13G/A filed on February 11, 2019, by this beneficial owner. The address of the Vanguard Group is 5100 Vanguard Blvd. Malvern, PA 19355.

The following table sets forth shares of our common stock that were authorized to be issued as of December 31, 2018, under the Company’s 2009 Equity Incentive Plan and 2019 Omnibus Incentive Plan.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	$0.00	0
Equity compensation plans not approved by security holders	not applicable	not applicable	not applicable
Total	0	$0.00	0

(1)   Subject to adjustment for stock dividends, stock splits and other similar events, a maximum of 6,032,254 shares of common stock was available for issuance under the 2009 Equity Incentive Plan as of December 18, 2018. The 2009 Equity Incentive Plan terminated on December 19, 2018 and no further securities remained available for issuance.  The 2019 Omnibus Incentive Plan was adopted by the Board of Directors on February 1, 2019 and is being submitted to stockholders for approval as further described in this proxy statement.

DIRECTORS AND EXECUTIVE OFFICERS

The names of and certain information regarding our current directors and director nominees who are nominated for election and our executive officers appear below.

MARC D. BORODITSKY—Mr. Boroditsky is a director nominee. He has been the Senior Vice President of Sales at Twilio Inc. (NYSE: TWLO) since May 2017 and before that its VP and General Manager of Authentication Solutions from February 2015. Prior to Twilio, Mr. Boroditsky was President and COO of Authy, a software authentication company, from September 2014 until it was acquired by Twilio in February 2015. Prior to Authy,  Mr. Boroditsky was VP of Identity and Access Management at Oracle. Mr. Boroditsky has more than 30 years of experience with technology companies. He has founded and financed four software companies in electronic medical records, authentication and identity management. He successfully sold Authy to Twilio and Passlogix to Oracle. Mr. Boroditsky received a bachelor’s degree from the University of California, San Diego.  Mr. Boroditsky is 56 years old.

Mr. Boroditsky has an extensive security software, sales, finance, product management and operations background, having served in executive roles at numerous technology companies, both private and publicly traded. He would provide the Board with unique insights into the Company’s growth strategies, products and solutions, operations and markets.

MICHAEL P. CULLINANE—Mr. Cullinane has been a director since April 1998. He is the Chairman of our Audit Committee and a member of our Compensation Committee and our Corporate Governance and Nominating Committee. From May 2008 through September 2013, Mr. Cullinane served as Executive Vice President and CFO of SilkRoad Technology, a software company in the human capital management space. Mr. Cullinane served as the Executive Vice President and CFO of Lakeview Technology Inc. from January 2005 to July 2007. Mr. Cullinane served as the Executive Vice President, CFO and director of Divine, Inc. from July 1999 to May 2003. He served as Executive Vice President, CFO and director of PLATINUM Technology International, Inc. from 1988 to June 1999. Mr. Cullinane received a B.B.A. from the University of Notre Dame, South Bend, Indiana. Mr. Cullinane is 69 years old.

Mr. Cullinane has an extensive finance, accounting and technology background, having served as CFO of four technology companies, two of which were publicly traded. He provides the Board with unique insights into the Company’s growth strategies, global financial and accounting matters, and operations.

JOHN N. FOX, JR.—Mr. Fox has been a director since April 2005. He is Chairman of the Board, Chairman of our Compensation Committee and is a member of our Audit Committee and our Corporate Governance and Nominating Committee. From 1998 to 2003, Mr. Fox served as a Vice Chairman of Deloitte & Touche and the Global Director, Strategic Clients for Deloitte Consulting. He held various other positions with Deloitte Consulting from 1968 to 2003,  and served on the board of Deloitte Touche Tohmatsu from 1998 to 2003. Since 2007, Mr. Fox has been a director of Cognizant Technology Solutions Corporation and has served on its Compensation Committee and the Nominating and Governance Committee. Mr. Fox received his B.A. degree from Wabash College and his MBA from the University of Michigan. Mr. Fox is 76 years old.

Mr. Fox has extensive global business experience having served as vice chairman and global director of an internationally prominent consulting firm. He has over 34 years of experience advising clients on large scale, complex transactions, including strategic initiatives, new business models, reengineered business processes, merger integration and organizational change. He provides our Board with the perspective of an executive with direct project management, staffing, compensation, change management and organizational process experience.

JEAN K. HOLLEY—Ms. Holley has been a director since August 2006. She is Chair of the Corporate Governance and Nominating Committee and a member of the Audit Committee and Compensation Committee. Ms. Holley served as Group Senior Vice President and Chief Information Officer for Brambles Limited, the global leader in supply chain and logistic solutions, from September 2011 until her retirement in July 2017. From April 2004 until August 2011, Ms. Holley served as the Executive Vice President and Chief Information Officer for Tellabs, Inc., a company that designs, develops, deploys and supports telecommunications networking products around the world.

Ms. Holley previously served as the Vice President and Chief Information Officer for USG Corporation from 1999 to 2003. Prior to that, she served as Senior IT Director for Waste Management, Inc. Since August 2017, Ms. Holley has been a director of Herc Holdings Inc. and is a member of its Audit and Financing Committees. Ms. Holley holds a B.S. in Computer Science/Electrical Engineering from Missouri University Science & Technology, and a M.S. in Computer Science/Engineering from Illinois Institute of Technology in Chicago. Ms. Holley is 60 years old.

Ms. Holley has an extensive background in information technology (IT) and engineering, global operations and manufacturing, corporate strategy and product development, having served as an executive and the chief information officer of two public companies and two large private companies. She brings to the Board the perspective of a technology executive with many years of experience in operations, communications strategy planning, talent management, product development, IT capabilities and data security.

T. KENDALL “KEN” HUNT—Mr. Hunt is our founder and has been a director since 1997. Mr. Hunt served as Chairman of the Board from the Company’s incorporation in 1997 through January 2019. He was our Chief Executive Officer from 1997 through 1999 and from November 2002 through July 2017. He served as a member of the Board of Directors of Global Med Technologies, Inc. from March 2006 until April 2010 and RedRoller Holdings, Inc. from December 2007 until December 2008. He holds an MBA from Pepperdine University, Malibu, California, and a B.B.A. from the University of Miami, Florida. Mr. Hunt is 75 years old.

Mr. Hunt has extensive experience in international business, data security, sales, customer relationships and the acquisition and development of businesses in the United States and Europe. His continued leadership as a Director of OneSpan brings to us intimate knowledge of our operations, corporate strategy, customer base and the perspective of a large stockholder.

MATTHEW MOOG—Mr. Moog has been a director since December 2012. He is a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Since June 2014, Mr. Moog has been CEO of PowerReviews, Inc., a leading consumer ratings and reviews service. In this role, Mr. Moog is responsible for leading the company to create innovative products and services that help consumers make smart decisions and help businesses gain valuable feedback. In addition, Mr. Moog is Founder of Built In, a network of regional online communities that connect, educate, and promote digital entrepreneurs and innovators. Mr. Moog is also the founder of the FireStarter Fund, an early stage investment fund focused on digital technology companies, and chaired the project to launch 1871, a 50,000 square foot co-working center for technology startups in Chicago. Mr. Moog is 49 years old.

Previously, Mr. Moog served as President & CEO of Q Interactive, EVP Sales and Marketing at CoolSavings, Inc. the predecessor to Q Interactive and Business Development Manager at Microsoft. Mr. Moog holds a BA in Political Science from George Washington University. Mr. Moog brings to the Board the perspective of a technology executive with many years of experience in sales, business development, product development, cloud computing, capital allocation and executive management.

MARC ZENNER—Mr. Zenner is a director nominee. He retired from investment banking in September 2017 after having spent 10 years at J.P. Morgan and 6 years at Citigroup. At J.P. Morgan, Mr. Zenner was a Managing Director and Global Co-Head of Corporate Finance Advisory. At Citigroup, he was a Managing Director and Global Head of the Financial Strategy Group. In addition to investment banking, Mr. Zenner also had a distinguished career as a professor where he taught undergraduate, MBA and Ph.D. students in finance at the University of North Carolina Chapel Hill, Kenan-Flagler Business School. Mr. Zenner received numerous awards for his teaching and is the author of a wealth of academic and business articles. Mr. Zenner is originally from Belgium where he received an undergraduate degree in business engineering from the Katholieke Universiteit in Leuven. He then received an MBA from City University in London, U.K., and a Ph.D. in Financial Economics from Purdue University in W. Lafayette, Indiana where he was a Fulbright Scholar. Mr. Zenner currently serves on the board of directors of Sentinel Energy Services (NASDAQ: STNL)  where he is the Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Mr. Zenner also provides strategic advice to various public and private companies. Mr. Zenner is 56 years old.

Mr. Zenner has extensive finance, investment banking, capital markets, M&A and capital allocation experience, having served in senior roles at major international investment banks and as a Professor of Finance. He would provide the Board with deep insights into the Company’s  capital structure, capital allocation strategies, and M&A program.

Executive Officers

SCOTT M. CLEMENTS—Mr. Clements has served as OneSpan’s President and Chief Executive Officer since July 2017. From November 2016 to July 2017, he served as the Company’s President and Chief Operating Officer, and prior to that, Mr. Clements served as the Company’s Chief Strategy Officer since he joined the Company in December 2015. Before joining OneSpan, Mr. Clements spent eleven years at Tyco International where he most recently served as Corporate Senior Vice President, Business Development focused on technology acquisitions. Prior to that, Mr. Clements served as President of Tyco Retail Solutions and also as Tyco’s Chief Technology Officer. Before joining Tyco, Mr. Clements spent a decade at Honeywell International in domestic and international financial and operational leadership roles. Mr. Clements received a bachelor’s degree in chemical engineering and advanced process control from The Ohio State University and an MBA in finance and corporate strategy from the University of Michigan in Ann Arbor. Mr. Clements is 56 years old.

Mr. Clements has extensive experience in leadership roles in the technology industry with a strong focus on developing and deploying successful business strategies that integrate customer needs and technology innovation. Mr. Clements brings his broad corporate operational experience to the Board and serves as the sole member of senior management on the Board.

MARK S. HOYT—In November 2015, the Board of Directors appointed Mr. Hoyt to the positions of Chief Financial Officer and Treasurer. In March 2018, the Board also appointed Mr. Hoyt an Executive Vice President. Prior to joining the Company, Mr. Hoyt was the Chief Financial Officer of operations in Europe, Middle East and Africa for Groupon, Inc., and was based in Switzerland from 2012 to 2015, and from 2010 to 2012, he was Vice President of International Financial Operations of Groupon, Inc. and was based in Chicago. Mr. Hoyt is a CPA and began his career at PricewaterhouseCoopers, followed by international positions at Motorola, Inc. and CareerBuilder. Mr. Hoyt holds an MBA from the University of Chicago Booth School of Business and a B.S. in Accountancy from Miami University. Mr. Hoyt is 51 years old.

Meetings of the Board of Directors

The Board of Directors met 12 times during 2018. Each incumbent director attended at least 75% of the meetings of the Board and the meetings held by all committees on which he or she served in 2018, in the aggregate. As part of their duties, the directors are expected to attend the annual meetings of stockholders. Each of the directors attended last year’s annual meeting.

The Board of Directors presently has three standing committees, the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee, each of which is described more fully below.

Board Independence

Our Board of Directors conducts an annual review as to whether each of our directors meets the applicable standards of the NASDAQ Stock Market Rules. Our Board of Directors has determined that each of the current directors and director nominees, other than T. Kendall Hunt (our former CEO) and Scott M. Clements (our current CEO), has no material relationship with OneSpan other than as a director and is independent within the listing standards of NASDAQ. In making its independence determinations, the Board of Directors has broadly considered all relevant facts and circumstances and has concluded that there are no transactions or relationships that would impair the independence of any of the directors or director nominees, other than T. Kendall Hunt and Scott M. Clements.

Board Leadership Structure

The current leadership structure of the Company provides for the separation of the roles of the Chief Executive Officer and the Chairman of the Board of Directors. John N. Fox, Jr. serves as our Chairman of the Board and Scott M. Clements, also a director, serves as our President and Chief Executive Officer. At this time, the Board believes that in light of the Company’s size, the nature of our business, the separation of these roles serves the best interests of OneSpan and our stockholders.

Lead Independent Director

In 2017, the Board adopted a lead independent director policy. In the absence of an independent director holding the position of Chairman, the Board of Directors will appoint a Lead Independent Director. Given that Mr. Fox is our independent Chairman of the Board, the Lead Independent Director position is currently vacant. The duties of the lead independent director include:

Executive Sessions

•   Preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent Directors. Provide a report to the CEO on all relevant matters arising from those sessions, and invites the CEO to join those sessions for further discussion as appropriate.

Call Meetings of Independent Directors

•   Has the authority to call meetings of the independent Directors. Provide a report to the CEO on all relevant matters arising from those sessions, and invites the CEO to join those sessions for further discussion as appropriate.

Board Information, Agendas and Schedules

•   Provide input on the quality, quantity, appropriateness and timeliness of information supplied by management to the Board with the objective of obtaining information sufficient for the Board to make informed decisions.

•   Collaborate with the CEO, Chairman and management on setting the agenda for each Board meeting.

•   Provide input on the frequency of Board meetings and meeting schedules, assuring there is sufficient time for discussion of all agenda items.

Our independent directors regularly meet alone in executive session. In addition, the Audit, Compensation and Corporate Governance and Nominating Committees are comprised solely of independent directors. The Board regularly reviews the Company’s leadership structure and reserves the right to alter the structure as it deems appropriate.

The Board’s Role in Risk Oversight

The Board of Directors is primarily responsible for overseeing the assessment and management of the Company’s risk exposure and does so directly and through each of its committees. The Board of Directors and each of its committees regularly discuss with management the Company’s major risk exposures, their likelihood, the potential financial impact such risks may have on the Company, and the steps the Company takes to manage any such risks. The Audit Committee oversees the Company’s risks and exposures regarding financial reporting and legal compliance. The Compensation Committee oversees risk management relating to our overall incentive compensation programs, including those for senior management. The Corporate Governance and Nominating Committee oversees risks related to succession planning and compliance with our Corporate Governance Guidelines and Code of Conduct and Ethics. As necessary or appropriate, the Board and its committees may also retain outside legal, financial or other advisors. The Board reviews the Company’s overall risk management program at least annually. Throughout the year, management updates the Board and relevant committees about factors that affect areas of potential significant risk. We believe that this is an effective approach for addressing the risks faced by OneSpan and that our Board’s leadership structure, with an independent Chairman of the Board, also supports this approach by providing additional insights and experience with risk oversight.

Communications with Directors

Stockholders may send communications to the Board of Directors at the Company’s address, 121 West Wacker Drive, 20th Floor, Chicago, IL 60601. Any such communication addressed to a specific Board member and designated as “Confidential” will be delivered unopened to the specific Board member. If a communication is addressed to the Board as a whole and designated as “Confidential,” the communication will be delivered to the Chairman of the Board. Any communication not designated as “Confidential” will be reviewed by management and brought to the attention of the Board at its next regularly scheduled meeting.

Corporate Governance and Nominating Committee

The Board of Directors constituted and established the Corporate Governance and Nominating Committee with authority, responsibility, and specific duties as described in the Corporate Governance and Nominating Committee Charter. A copy of the charter is available on our website, investors.onespan.com, in the governance section of our investor relations webpage. The primary function of this committee is to assist the Board in:

•      Determining the appropriate structure of the Board, including committees;

•      Evaluating the performance of the Board and management;

•      Identifying and recommending to the Board individuals to be nominated as a director, including the consideration of director candidates recommended by stockholders;

•      Providing oversight of management succession plans;

•      Providing oversight of the Corporate Governance Guidelines; and

•      Providing oversight of the Code of Conduct and Ethics.

The Corporate Governance and Nominating Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its stockholders. Director nominees should have high-leadership business experience, knowledge about issues affecting the Company and the ability and willingness to apply sound and independent business judgment. OneSpan does not have a formal policy with respect to director diversity. However, the Board believes that it is essential that OneSpan’s Board members represent diverse viewpoints, with a broad array of business experiences, professions, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders.

The Corporate Governance and Nominating Committee will consider nominees for election to the Board of Directors that are recommended by stockholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted with any other required information in writing to the attention of the Corporate Governance and Nominating Committee, c/o OneSpan Inc., 121 W. Wacker Drive., 20th Floor, Chicago, IL 60601 not less than 90 nor more than 120 days prior to the anniversary date of the prior year Annual Meeting of Stockholders and should not include self-nominations. Further requirements related to stockholder nominations can be found in the Company’s bylaws. The committee applies the same criteria described above to nominees recommended by stockholders.

The Corporate Governance and Nominating Committee is comprised of three or more directors, each of whom must be an independent director, as defined by the NASDAQ Stock Market Rules. The members of the committee are elected by the Board at its annual organizational meeting and serve at the pleasure of the Board until their successors are duly elected and qualified. The members of the Corporate Governance and Nominating Committee are Jean K. Holley

(Chair), Michael P. Cullinane, John N. Fox, Jr., and Matthew Moog. The Corporate Governance and Nominating Committee met three times during 2018.

Compensation Committee

The Compensation Committee of OneSpan’s Board of Directors is composed of three or more independent directors as determined in accordance with applicable rules of the NASDAQ Stock Market and the SEC and applicable rules under the Code. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our website, www.investors.onespan.com in the governance section of our investor relations webpage. The Compensation Committee acts on behalf of our Board of Directors to establish the compensation of OneSpan’s named executive officers and makes recommendations to the Board regarding compensation of our non-employee directors. The Compensation Committee oversees risk management relating to our overall incentive compensation programs, including those for senior management. The Compensation Committee administers the Company’s incentive plans for senior management, directors and other eligible individuals, both equity and cash-based plans. The members of the Compensation Committee are John N. Fox, Jr. (Chairman), Michael P. Cullinane, Jean K. Holley, and Matthew Moog. The Compensation Committee met seven times during 2018.

Audit Committee

The Audit Committee of the Board of Directors, as established in accordance with Section 3(a)(58)(A) of the Exchange Act, is composed of three or more independent directors, as required by the NASDAQ Stock Market Rules, who also meet the additional independence standards required for audit committee members. The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for overseeing the financial reporting process on behalf of the Board. A copy of the charter is available on our website, www.investors.onespan.com in the governance section of our investor relations webpage. The members of the Audit Committee are Michael P. Cullinane (Chairman), John N. Fox, Jr., Jean K. Holley, and Matthew Moog. The Board of Directors has determined that Messrs. Cullinane and Moog qualify as audit committee financial experts and has designated them as such. Each year, the Audit Committee recommends the selection of the independent registered public accounting firm to the Board of Directors. We are not required under our charter or Bylaws to submit the selection of the independent registered public accounting firm to a vote of the stockholders. The Audit Committee met 10 times during 2018.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee held discussions with management and KPMG LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and KPMG LLP. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Auditing Standard 1301, as amended, (Communications with Audit Committees) as adopted by the Public Company Accounting Oversight Board. These matters included a discussion of KPMG LLP’s judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to financial reporting and their evaluation of the Company’s internal control over financial reporting.

The Audit Committee also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communication with the Audit Committee concerning independence  and has discussed with KPMG LLP its independence. The Audit Committee further considered whether the provision by KPMG LLP of the non-audit services described below is compatible with maintaining the independent registered public accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management and the disclosures by the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Michael P. Cullinane, Chairman

John N. Fox, Jr.

Jean K. Holley

Matthew Moog

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The Audit Committee has implemented policies and procedures for the pre-approval of all audit, audit-related, tax and permitted non-audit services rendered by KPMG LLP, OneSpan’s independent registered public accounting firm. Those policies and procedures include a review of the independent registered public accounting firm’s audit plan and fee schedule for the period under review. If such audit plan and fee schedule are approved by the Audit Committee, the independent registered public accounting firm provides an engagement letter in advance of the start of the audit work to the Audit Committee outlining the scope of the audit and related audit fees. Our senior management will also recommend, from time to time, to the Audit Committee that it approve non-audit services that would be provided by the independent registered public accounting firm. Our senior management and the independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating the cost of the non-audit services, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process. The Audit Committee has also delegated to its Chairman the authority to pre-approve KPMG permissible non-audit services, with the Chairman and KPMG required to summarize any such approvals at the subsequent Audit Committee meeting.

The following sets forth the amount of fees paid to our independent registered public accounting firm, KPMG LLP, for services rendered in 2018 and 2017:

Audit Fees: The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements, the reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10‑Q, and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings were $1,969,262 for the fiscal year ended 2018 and $1,744,762 for the fiscal year ended 2017.

Tax Fees: The aggregate fees billed by KPMG LLP for tax compliance and tax advice were $39,198 in 2018 and $76,826 in 2017. The 2018 and 2017 fees represent permissible foreign subsidiary tax compliance services and permissible tax consulting services in the U.S.

All Other Fees: There were $65,737 of other fees billed by KPMG in 2018  and $68,507 in 2017, associated with the performance of permissible attestation services.

It is currently the policy of the Audit Committee to pre-approve all services rendered by KPMG LLP. The Committee is authorized by its Charter to review and pre-approve the audit plan and all other audit and permitted non-audit services, and related fees or other compensation to be paid to KPMG LLP. The Audit Committee pre-approved all of the above fees for both 2018 and 2017.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” and, based on such review and discussions, recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement. The Board approved our recommendation.

Respectfully submitted,

John N. Fox, Jr., Chairman

Michael P. Cullinane

Jean K. Holley

Matthew Moog

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This CD&A describes the material components of compensation and discusses the compensation decisions for our named executive officers listed in the Summary Compensation Table below. The NEOs are as follows:

•      President and Chief Executive Officer — Scott M. Clements (CEO); and

•      Executive Vice President and Chief Financial Officer — Mark S. Hoyt (CFO).

SAY-ON-PAY AND SAY-ON-PAY FREQUENCY VOTES

At our 2017 annual meeting, 96% of the votes cast by our stockholders approved our Say-on-Pay proposal. We meet with key investors throughout the year to understand the topics that matter most to them, including any that relate to executive compensation. We consider any such stockholder input, and evolving practices in the market, to strive for alignment in our executive pay programs.

Consistent with the recommendation of the Board, at our 2017 annual meeting, 53% of the votes cast by our stockholders approved our proposal to hold Say-on-Pay votes every three years. Therefore, at this time we will continue to hold such vote every three years.

EXECUTIVE SUMMARY

Our Company Strategy

We engaged in a detailed corporate strategic planning process in 2016 and developed a process for updating our strategic plan at least annually. In 2017 and 2018, we delivered on executing that plan. Our senior management team was responsible for numerous goals in 2018, including:

1.     Return to growth after a 20% decline in revenue in 2016 while maintaining positive cash flow

2.     Grow software and services revenue while sustaining our profitable hardware business

3.     Execute on our Trusted Identity technology and software solution strategy

4.     Effectively execute our succession planning following the retirement over the last several years of our top three executives who had been with the company for many years

5.     Fill out a strong management team able to execute on our strategic plan in the years to come

6.     Build new capabilities in sales, marketing, product management, and software development

7.     Strengthen our internal business processes and systems

8.     Expand our investor outreach

9.     Exit non-core businesses; restructure where needed

10.   Establish and execute an active and disciplined M&A/strategic partner plan focused on strategically aligned and economically attractive businesses

A number of these goals reflect a fundamental evolution of the Company that is underway. We are experiencing a transition in leadership, in geographies that we serve, in revenue source, and in the technology needs of our customers. We have many strengths that are helping us navigate this evolution including strong leadership, strong customer relationships, new solutions that address urgent business needs, a growing market for our overall solutions, a sound strategy and a strong balance sheet.

Our 2018 Performance

Company Financial Results

•      Our Revenue grew 10% during 2018 following 1% growth in 2017 and a decline of 20% in 2016

•      Adjusted EBITDA for the full year 2018 was $21.6 million, or 10% of revenue

•      Non-Hardware Revenue grew 22% in 2018 while hardware revenue remained flat in 2018

Our financial results for 2018 met the performance targets established by the Compensation Committee at the beginning of 2018 for annual cash bonuses. For long-term performance based equity incentive compensation, which was measured on a three-year performance period from 2016 - 2018, the performance targets were not met. As a result, our named executive officers did receive a cash bonus for 2018 but did not earn their three-year performance based equity issued in 2016. The long-term performance based equity compensation issued at the beginning of 2017 will be measured on three-year performance from 2017‑2019. The “Summary Compensation Table” below reflects the total compensation earned by our named executive officers for 2018.

Company Strategic Results

While the first two goals above under “Our Company Strategy” may be measured quantitatively, the remaining eight goals are more qualitative in nature. And,  many are multi-year projects. In 2018, with respect to these eight goals, we either successfully achieved them or made substantial progress toward achieving multi-year goals. While the Compensation Committee chose to focus on quantitative goals for setting long-term compensation and annual bonus targets in 2018, performance against these qualitative goals was also considered generally and with respect to setting 2019 compensation amounts.

Summary 2018 Compensation Results

The annual cash bonus opportunity for the named executive officers for 2018 was based on the achievement of one-year financial targets. As discussed more fully below, OneSpan’s results in 2018 exceeded the cash bonus targets and the named executive officers received cash bonuses in 2019 related to 2018 performance at 107% of target. The long-term equity incentive awards for 2018 were based 60% on the achievement of three-year financial targets, and 40% time based vesting. If the three-year target is achieved, the performance shares will vest immediately after the close of 2020. Time based shares vest semi-annually over four years. The three-year performance based stock awards granted in 2016 for 2016‑2018 performance were not earned and were forfeited as of the close of 2018.

COMPENSATION OVERVIEW AND APPROACH

We operate in the very competitive global technology industry, specializing in cybersecurity, fraud management, e-signature and related hardware and software solutions, which are subject to constant change and require market-leading innovation and management. To succeed in this environment, OneSpan is required to attract, motivate, reward and retain highly talented and experienced executives and key employees.

Accordingly, the Compensation Committee is guided by the following principles:

•      Compensation should be based on the level of job responsibility, individual performance and Company performance. The greater the level of responsibility, the greater the proportion of compensation that should be linked to Company performance and stockholder returns, because of a greater ability to affect Company results.

•      Compensation should be aligned with the value of the job in the marketplace and should be designed to allow OneSpan to attract, motivate and retain the caliber of executive talent that we require to succeed in our industry.

•      Compensation should reward performance, both annual and long-term. Accordingly, the Compensation Committee believes that a substantial portion of an executive officer’s compensation should be subject to achieving measurable performance criteria that are linked directly to the Company’s strategy and to stockholder value, and that a substantial portion of that performance-based compensation should be paid in the form of equity.

•      Exceptional performance, both for the individual and for OneSpan, should be rewarded with a high level of performance-based compensation; likewise, when performance fails to meet expectations or lags benchmarks set by the Compensation Committee, the result should be compensation at a lower level.

•      Performance-based compensation should be based on measures that are simple to understand and that are directly tied to the Company’s long-term strategies and operational goals.

•      The objectives of pay-for-performance must be balanced with retention of key employees whose knowledge and experience are important to our long-term strategies and success. Even in periods of temporary downturns in Company performance or during periods of transition, the level of compensation should ensure that our executives would remain motivated and committed to OneSpan and the execution of our long-term strategies.

We use compensation data for a peer group of companies as a reasonableness standard in determining the types and amounts of compensation we believe are appropriate for our named executive officers. We do not target a percentile range within the peer group. The total targeted compensation of our CEO and CFO were in the second quartile for 2018.

We believe that our approach to setting targets with multiple performance measurement metrics assists in mitigating excessive risk-taking that could harm OneSpan’s value or reward poor judgment by our executives. We have allocated compensation among base salary and short and long-term compensation opportunities in such a way as to not encourage excessive risk taking, but to reward meeting strategic company goals that should enhance shareholder value over time. In addition, we believe that the mix of equity awards granted under our long-term incentive program, which includes awards with multi-year vesting, as well as the significant equity holdings of our named executive officers, also mitigates against risk that would not be justified by a longer-term investment horizon.

We do not consider the value of past awards when determining current compensation. Rather, our responsibility in setting compensation is to ensure that the expected values of the equity grants at the time they are made are reasonable and competitive.

WHAT WE DO

•      Reward performance, both annual and long-term, through incentive compensation.

•      Balance between short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results.

•      Utilize performance-based equity to align the long-term interests with those of our shareholders.

•      Have significant stock holdings by named executive officers.

•      Clawbacks under plans and grant agreements.

•      Multi-year vesting of equity awards.

•      Double trigger requirement for a change of control payments.

•      Retain an independent external consultant to assist our compensation committee from time to time.

WHAT WE DO NOT DO

•      No excessive perquisites for our named executive officers.

•      No special executive retirement programs that are specific to our named executive officers.

•      No hedging transactions or short sales allowed.

•      No pledging, buying put or call options, or otherwise allowing our executives or directors to engage in speculative transactions with our stock.

•      No tax gross-ups on severance payments.

The Compensation Committee’s Processes and Practices

The Compensation Committee of our Board of Directors makes all determinations regarding the compensation of OneSpan’s named executive officers including the evaluation and approval of compensation plans, policies and programs offered to our named executed officers. The Compensation Committee operates under a written charter adopted by our Board of Directors and is comprised entirely of independent, non-employee directors as determined in accordance with various NASDAQ, SEC and Internal Revenue Code rules. The Compensation Committee has the authority to engage its own independent advisor to assist in carrying out its responsibilities under its charter.

The Compensation Committee designed 2018 total compensation potential for our named executive officers based largely on at-risk incentive compensation. Compensation is designed to create incentives for strong operational performance and for the long-term growth and value of the Company, thereby closely aligning the interests of management with the interests of our shareholders.

The majority of our named executive officers’ target compensation was at risk in the form of a performance-based cash bonus and three-year performance based equity awards. Performance targets for the 2018 annual cash bonus were based on OneSpan’s annual budget and performance targets for the equity incentives were based on three-year financial targets. Failure to meet the targets would result in reduced or no payment of a cash bonus or the issuance of shares. Overachievement of targets would result in the payment of cash or the issuance of stock above the targeted amounts, subject to maximums.

Consideration of Company and Industry Performance

The Compensation Committee took into account the Company’s performance during 2018, its 2018 budget, and long-term strategy as well as information about our peer group in its compensation decisions, as described below:

•      Assessment of OneSpan’s Performance. In 2018, we provided incentive compensation that would compensate the named executive officers for overall growth in OneSpan’s business. We provided annual performance-based incentive cash compensation measured against the growth of our overall business in all sectors. Our annual cash bonus targets were based on total revenue, non-hardware revenue and Adjusted EBITDA. For the named executive officers’ performance-based equity compensation, we used a three-year revenue performance target that will be measured at December 31, 2020, split equally between hardware and non-hardware revenue targets. Of the total equity award component, 60% is based on the three-year revenue targets and the remaining 40% was granted as time based restricted stock vesting over four years.

•      Annual Performance Goals and Annual Assessments of Individual Performance. During February of each year, each of the named executive officers proposes for consideration by the Compensation Committee, annual goals (both individual and Company objectives) to be accomplished in the year. These goals are aligned with key Company strategic initiatives for the year. The proposed goals of each named executive officer, other than our CEO, are reviewed and discussed by the individual and our CEO before they are presented to the Compensation Committee. The Compensation Committee may solicit input from our named executive officers regarding goal setting and their performance if it believes such input to be appropriate and helpful to its review and decisions. The Compensation Committee often seeks further input from our CEO in establishing the annual performance goals for the other named executive officers. The proposed annual goals are reviewed, adjusted as the Compensation Committee considers appropriate and approved by the Compensation Committee. Progress is reviewed during the “performance year,” including a year-end performance review. The conclusions that result from the year-end review are used as one of the factors considered in determining an executive’s base salary for the following year.

•      Peer Analysis. In making compensation decisions, the Compensation Committee reviews targeted total compensation for our named executive officers against the total compensation paid by a peer group of publicly traded technology companies. This peer group, which is reviewed and updated by the Compensation Committee annually, consists of companies against whom OneSpan competes for customers, talent and stockholder investment. The companies that were included in this peer group for purposes of determining 2018 compensation were determined by the Compensation Committee. The Compensation Committee has also consulted with Meridian Compensation Partners, LLC (“Meridian”) regarding the peer group from time to time, including with respect to updating the 2018 peer group. The Compensation Committee considered matters such as the relative size and stage of our development compared to others with whom we compete and the availability of compensation information for potential peer companies.

The peer group may change from year to year because compensation information at a potential peer company becomes available or unavailable (for example, information previously not available would become available once a company begins public filings, or information previously available could become unavailable if a company has been acquired and is no longer required to report such information publicly), because of a change in size of a potential peer company such that the Compensation Committee no longer considers it appropriate to consider the other company as a peer, or for other reasons determined appropriate by the Compensation Committee in its subjective judgment as it reviews potential peer companies. The Compensation Committee gathered information regarding the salary levels, bonus amounts, targeted bonus amounts and long-term equity award levels and types for executives at the peer group companies in positions comparable to those of the Company’s named executive officers. The data gathered was derived from information made publicly available in 2017 regarding compensation paid by the peer group companies in 2016 (2017 compensation data was utilized to the extent available at the time the Committee’s information was gathered in late 2017).

There were19 companies in the peer group reviewed by the Compensation Committee as part of establishing 2018 compensation levels for the named executive officers:

1.     American Software, Inc.

2.     Appian Corporation

3.     Barracuda Networks, Inc.

4.     BlackLine, Inc.

5.     Callidus Software Inc.

6.     Carbonite, Inc.

7.     CPI Card Group Inc.

8.     FireEye, Inc.

9.     Gigamon Inc.

10.   Imperva, Inc.

11.   MobileIron, Inc.

12.   Proofpoint, Inc.

13.   PROS Holdings, Inc.

14.   Q2 Holdings, Inc.

15.   QAD Inc.

16.   Qualys, Inc.

17.   Rapid7, Inc.

18.   SecureWorks Corp.

19.   Varonis Systems, Inc.

Although the Compensation Committee reviews the compensation practices of the companies in the peer group, the Compensation Committee does not adhere to strict formulas or survey data to determine the mix or absolute value of compensation components. Instead, the Compensation Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each named executive officer as well as the Company’s overall financial and competitive performance. The Compensation Committee believes that this flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly competitive and rapidly changing market.

Compensation Committee Meetings. The Compensation Committee meets several times each year  (seven times in 2018). Committee agendas are established by the Compensation Committee Chairman in consultation with the other Compensation Committee members and the Secretary.

Independent Committee Members. All the members of the Compensation Committee are outside directors and are independent.

Role of the Independent Consultant. The Compensation Committee retains an independent consulting firm from time to time as the Committee believes it is warranted. The Compensation Committee’s Charter requires the Committee to assess various independence factors to better understand the level of independence of the consulting firm. The Compensation Committee engaged an outside consulting firm (Meridian) with respect to 2018 compensation. Meridian does not perform any services for the Company under the direction of management.

The use of an independent consultant provides additional assurance that OneSpan’s executive compensation is reasonable and consistent with our objectives and the Compensation Committee’s guiding principles.

Role of Management. The Compensation Committee makes all determinations regarding the compensation of the named executive officers. The officers are asked to propose goals however they are subject to any modifications that the Compensation Committee considers appropriate, and approved by the Compensation Committee. Our Chief Executive Officer evaluates the performance of the other named executive officers as part of the interim progress reviews during the year and as part of the year-end performance review. The Compensation Committee considers the CEO’s evaluations and recommendations in setting compensation levels for the other named executive officers. The Compensation Committee may solicit input from our named executive officers regarding goal setting and their performance if it believes such input to be appropriate and helpful to its review and decisions. The Compensation Committee reviews the CEO’s performance as compared to his performance goals at the same time as the performance of the other named executive officers is being reviewed, but without any recommendations by the CEO concerning his own performance. If it considers it appropriate to do so, the Compensation Committee may confer with other members of management or a compensation consultant in connection with the year-end performance reviews and the setting of compensation levels (both total compensation and individual components thereof) for the succeeding year.

Other Compensation Matters

•      Evaluation of “Say on Pay” Advisory Votes. Our first advisory “say on pay” vote in 2011 resulted in over 94% of votes cast approving our compensation program for named executive officers, and our second advisory “say on pay” vote in 2014 resulted in almost 95% of votes cast approving our compensation program for named executive officers. Our most recent advisory “say on pay” note was in 2017 where 96% of votes cast approved our compensation program. In addition, consistent with the recommendation of management, stockholders voted for advisory “say on pay” voting every three years, and we have implemented that recommendation, which is evidenced by the occurrence of our “say on pay” votes in 2014 and 2017. In addition, the advisory “say on pay frequency” vote from 2011 was affirmed in 2017 with 53% of the votes cast approving a three year cycle. We evaluated the results of the 2017 “say on pay” vote as part of the annual overall assessment of our compensation program for our named executive officers. Noting the strong support from stockholders for our program, we determined that it continues to satisfy our objectives and to remain consistent with our compensation philosophy. Accordingly, the Compensation Committee did not make any material changes in the overall compensation program for the named executive officers based on the 2017 vote. However, we did modify our compensation program in 2017 based on the judgment of the Compensation Committee, including eliminating a one year performance period for equity awards and using solely a three year period instead, and introducing time based restricted stock as a portion of the equity component.

•      Claw Backs. The Company’s equity incentive plan, standard equity grant agreements and cash incentive compensation plan provide that if the Company determines that the grantee’s Wrongful Act (as defined in each plan) was a significant contributing factor to the Company or a subsidiary having to restate all or a portion of its financial statements, the Compensation Committee may determine that such grantee will forfeit and must repay to the Company any Common Stock, cash or other property paid in respect of any awarded amount during the period beginning on the date the financial statements requiring restatement were originally released to the public or submitted to the Securities and Exchange Commission (whichever is earlier) and ending on the date the restated financial statements are filed with the Securities and Exchange Commission.

•      Executive Stock Ownership. The Compensation Committee reviews from time to time, whether a stock ownership policy for OneSpan’s executives is needed. In 2016, the Compensation Committee adopted an executive stock ownership policy requiring executive officers to hold equity at least equal to a multiple of their current base salaries of each of the CEO and CFO of 300% and 150%, respectively, within three years of appointment. Shares that have been granted but are subject to additional time-based vesting are counted toward this requirement. At December 31, 2018, and as of the date of this proxy statement, all of our named executive officers comply with this policy.

•      No hedging or pledging. The Company’s Officer and Director stock trading policy prohibits executive officers from the following trading activities in OneSpan securities: short selling; buying or selling put options, call options or other derivative securities relating to the Company; engaging in hedging transactions, such as “costless collars” and forward sale contracts for OneSpan securities; purchasing OneSpan securities on margin; borrowing against Company securities in a margin account; or pledging OneSpan securities.

•      No Excise Tax Gross-ups. The Company does not provide any excise tax gross-up for any payment to an executive officer that would be an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code.

•      No Repricing of Stock Options. Our equity plans prohibit repricing stock options or paying cash for underwater stock options.

•      Executive Management Succession Plan. During 2016, the Company formalized its approach to executive management succession planning and adopted a written policy. The Company followed this approach during 2016 and 2017 as our President and Chief Operating Officer retired in 2016 and was succeeded in an orderly fashion by Mr. Clements, and in 2017 when Mr. Clements succeeded Mr. Hunt as CEO.

ELEMENTS OF COMPENSATION

The principal components of compensation for the named executive officers consist of base salary, annual cash incentive compensation and long-term incentive compensation.

NEO Compensation for 2018

Compensation Element	Description	Cash	Equity
Base Salary	Fixed annual cash pay based on scope of responsibilities and individual performance

Annual Cash Bonus	Variable annual cash bonus tied to achievement of designated annual targets

Long-Term Incentive — 40% Time-Based Restricted Stock with four year vesting, 25% per year, semi-annually	Time-based stock program which encourages and rewards continued four year service with the Company and long-term performance of our common stock

Long-Term Incentive — 60% Performance Based Restricted Stock with vesting at the end of the three year performance period, if earned

Variable performance-based stock program based on achievement of three-year financial targets, which encourages and rewards continued service with the Company and long-term performance of our common stock

Base Salary

Base salary is the fixed element of the named executive officers’ annual cash compensation. The value of base salary recognizes the executive’s long-term performance, scope of responsibilities, capabilities and the market value of those capabilities. Salary increases are effective January 1 of each year.

In establishing the base salaries for 2018, the Compensation Committee considered OneSpan’s peer group data, company performance and each individual’s accomplishment of his annual personal goals that had been established for the preceding year, and its own subjective assessment of each individual’s performance. Based on the foregoing factors, the base salaries of our named executives were as follows for 2018:

Name and Principal Position	Base Salary
Scott M. Clements President and Chief Executive Officer	$450,000
Mark S. Hoyt Executive Vice President and Chief Financial Officer	$360,000

Annual Cash Bonus

For 2018, each of the named executive officers were eligible to receive an annual cash bonus based on the Company’s achievement of annual financial metrics for the Company as a whole, that had been established by the Compensation Committee. The Compensation Committee, in its subjective judgment after reviewing estimated compensation for officers in comparable positions at peer group companies, established the 2018 annual cash bonus targets as follows:

Name and Principal Position	Bonus at the Target Level	Percentage of Base Salary	Bonus Actually Earned (107%)
Scott M. Clements President and Chief Executive Officer	$450,000	100%	$481,500
Mark S. Hoyt Executive Vice President and Chief Financial Officer	$265,000	74%	$283,550

For 2018, the Compensation Committee, in its subjective judgment, determined that the annual cash bonus could be earned in whole or in part, based on the Company’s achievement of the following financial metrics.

•      Annual Revenue Component: 50% of the target award would be based on achievement of the annual revenue target;

•      Annual Non-Hardware Revenue Component: 25% of the target award would be based on achievement non-hardware revenue target; and

•      Annual Adjusted EBITDA Component: the remaining 25% of the target award would be based on achievement of the annual Adjusted EBITDA target (earnings before interest, taxes, depreciation and amortization, and after certain adjustments as disclosed in our earnings releases).

Annual Revenue Component

The annual revenue target was related to OneSpan’s operating budget for 2018 and was approved by the Compensation Committee in February 2018 and then adjusted for the Dealflo acquisition in July 2018. If the named executive officers failed to successfully execute or manage the key actions assume in the operating budget, the target revenue likely would not be achieved. Fifty percent of the possible total target annual cash bonus award was based on achievement of an overall revenue target of $214,000,000 that was determined by the Compensation Committee in its subjective judgment. The following performance payout curve also was established by the Compensation Committee, in its subjective judgment, for performance at levels lower or higher than the revenue target, with a maximum payout if 2018 revenue was $224,000,000 or more:

Performance Level (2018 Revenue)	Level of Payout as a Percent of Target
Less than $193.0 million	0%
$193.0 million	50%
$214.0 million	100%
$224.0 million or higher	150%

Payment for performance between stated levels would be interpolated. In addition, the Compensation Committee retained discretion to adjust the revenue amount for changes in accounting rules and extraordinary events.

In February 2019, the Compensation Committee determined that the Company’s annual revenue in 2018 was $212.3 million and accordingly, each named executive officer received a cash bonus award with respect to the annual revenue component at 96% of target for that component.

Annual Non-Hardware Revenue Component

The annual non-hardware revenue component was also derived from OneSpan’s operating budget for 2018. The annual non-hardware revenue target of $110,000,000 based on that budget, was approved by the Compensation Committee in its subjective judgment during February 2018 and then adjusted for the Dealflo acquisition in July 2018. If the executive officers failed to successfully execute or manage the key actions assumed in the operating budget, the targeted annual non-hardware revenue component likely would not be achieved.

The Compensation Committee, in its subjective judgment, established the following payout curve for performance at levels lower or higher than the annual non-hardware revenue target, with a maximum payout if 2018 annual non-hardware revenue was $121,000,000 or more.

Performance Level (2018 annual non-hardware revenue)	Level of Payout as a Percent of Target
Less than $99.0 million	0%
$99.0 million	50%
$110.0 million	100%
$121.0 million or higher	150%

Payment for performance between stated levels would be interpolated. In addition, the Compensation Committee retained discretion to adjust the revenue amount for changes in accounting rules and extraordinary events.

In February 2019, the Compensation Committee reviewed the annual non-hardware revenue for the year ended December 31, 2018, which was $107 million. Accordingly, the Compensation Committee determined, for the annual non-hardware revenue component, each named executive officer received a cash bonus award with respect to the annual non-hardware revenue component at 86% of target for that component.

Annual Adjusted EBITDA Component

The annual Adjusted EBITDA component was derived from OneSpan’s operating budget for 2018. The annual Adjusted EBITDA target of $19,000,000 based on that budget, was approved by the Compensation Committee in its subjective judgment during February 2018 and then adjusted for the Dealflo acquisition in July 2018. If the executive officers failed to successfully execute or manage the key actions assumed in the operating budget, the targeted annual Adjusted EBITDA component likely would not be achieved.

The Compensation Committee, in its subjective judgment, established the following payout curve for performance at levels lower or higher than the annual Adjusted EBITDA target, with a maximum payout if 2018 annual Adjusted EBITDA was $21,000,000 or more.

Performance Level (2018 annual Adjusted EBITDA)	Level of Payout as a Percent of Target
Less than $17.1 million	0%
$17.1 million	50%
$19.0 million	100%
$21.0 million or higher	150%

Payment for performance between stated levels would be interpolated. In addition, the Compensation Committee retained discretion to adjust the Adjusted EBITDA amount for changes in accounting rules and extraordinary events.

In February 2019, the Compensation Committee reviewed the annual Adjusted EBITDA for the year ended December 31, 2018, which was $21.1 million. Accordingly, the Compensation Committee determined, for the annual Adjusted EBITDA component, each named executive officer received a cash bonus award with respect to such component at 150% of target for that component.

Long-Term Equity Compensation

Long-term incentive awards for 2018 were granted in January 2018 pursuant to our 2009 Equity Incentive Plan. The plan was designed to serve as a performance incentive to encourage our executives, key employees and others to acquire or increase a proprietary interest in OneSpan’s success. These incentives promote a long-term perspective critical to continued success in our business. They also ensure that our leaders are focused on stockholder value. The Compensation Committee believes that, over a period of time, our stock performance will, to a significant extent, be a direct result of our executives’ and key employees’ performance. The 2009 Equity Incentive Plan provides that awards of stock-based compensation, including restricted stock and performance shares, may be granted at the discretion of the Compensation Committee, in such amounts and subject to such conditions as the Compensation Committee may determine in accordance with the plan.

In determining awards for 2018, the Compensation Committee reviewed long-term incentive compensation as part of total compensation based on comparisons with the peer companies, market conditions and other factors. The Compensation Committee, in its subjective judgment, determined the target economic value of the long-term compensation award for each named executive officer as a percentage of the named executive officer’s base salary, as follows:

•      Mr. Clements—$1,485,000 or 330% of base salary (as set at the beginning of 2018)

•      Mr. Hoyt—$666,000 or 185% of base salary

2018‑2020 Three-Year Performance Based Shares

Sixty percent of the target economic value was granted as performance-based equity dependent on three-year performance targets. The three-year performance shares based on 2018  through 2020 metrics are vested if, and when, earned at the close of 2020. The Compensation Committee, in its subjective judgment, established the annual targets for the three-year performance shares, which it believed, were aligned with the strategic plan and the Company’s  2018‑2020 budget. The targets are based upon hardware revenue and non-hardware revenue. If the named executive officers fail to successfully execute or manage the key actions assumed in the operating budget and the strategic plan, the target revenue likely would not be achieved.

2018 Time-Based Shares

Forty percent of the target economic value of the total long-term equity compensation was granted in the form of time-based restricted stock dependent on continued employment for the four-year vesting period.

The Compensation Committee believes performance-based long-term incentives based on three-year performance measures, and four year time-based vesting, enhances the link between the creation of stockholder value and long-term executive compensation, provides increased equity ownership by the named executive officers and enables competitive levels of total compensation with an emphasis on payment for results. The Compensation Committee believes that the mix of a performance based award and time-based award appropriately aligned the named executive officers’ interests with those of our stockholders. The Compensation Committee also believes that the multi-year vesting mitigates risk and properly adjusts for the time horizon of risk, as these awards require an individual to remain in employment with OneSpan for multiple years before an award is fully vested.

On the grant date, the economic value of the long-term incentive awards was converted into the equivalent number of shares by dividing the target economic value by the closing price of OneSpan’s common stock on the grant date.

The unvested portions of share awards granted in 2018 are subject to forfeiture upon the recipient’s cessation of service with OneSpan. Upon a change in control of OneSpan,  (1) performance shares for which the performance period has not been completed will vest at the target (100%) level pro-rata based on the number of days elapsed in the performance period, and (2) restricted stock awards will vest in full if (a) they are not converted, assumed or replaced by the successor company, or (b) upon a termination of employment under certain circumstances within one year after the change in control.

2016‑2018 Three-Year Performance Shares

In February 2019, the Compensation Committee determined that the three-year performance shares granted in 2016 would not vest based on Company performance for the period of 2016‑2018 and as such those shares were forfeited.

Additional Compensation Elements

Retirement Plans

OneSpan does not provide retirement plans or pension plans specifically for the named executive officers.

Perquisites and Other Personal Benefits

OneSpan does not provide special executive perquisites or other personal benefits.

Change of Control and Severance Benefits

The Compensation Committee believes the severance and change in control benefits that our named executive officers receive are comparable with those benefits offered by our competitors and necessary to retain a talented executive team. The named executive officers’ possible severance and change in control benefits are described below under “Employment Agreements” and under “Potential Payments Upon Termination or Change-in-Control.” All stock awards require a “double trigger” for vesting to accelerate (both a change in control and a qualifying termination of employment), unless the successor does not assume or continue the awards or provide substitute awards.

Tax Deductibility of Executive Compensation

Until 2018, Section 162(m) of the Internal Revenue Code, imposed a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. An exception to this regulation is for performance-based compensation that meets certain requirements of the Internal Revenue Code. Certain awards made under the 2009 Equity Incentive Plan and our annual cash bonus may qualify as performance-based compensation under Section 162(m). However, not all grants that may be made under these plans will meet, and not all grants that have been made under these plans in the past meet, all the requirements for deductibility under Section 162(m) of the Internal Revenue Code. For example, in 2017 and 2018 we utilized time-based restricted stock as part of our compensation program that does not have a company performance metric associated with it.

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to our NEO’s after December 31, 2017 in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain binding contracts in place as of November 2, 2017 and which were not materially modified after that date. We do not view our performance-based stock awards as having a discretionary component and will seek to qualify such 2016 and 2017 grants as covered by the transition relief. Until there is further guidance, there is no assurance that we will be successful. The Compensation Committee retains discretion to make awards or modify awards in such a way that treatment under Section 162(m) may change or render the awards ineligible for a tax deduction. The Compensation Committee believes that our overall compensation philosophy and objectives should be balanced against any individual consideration such as tax deductibility. At this time, we do not expect the potential loss of tax deductions to be a significant item, however we continue to monitor the issue.

2019 Compensation Decisions

The Compensation Committee approved the following 2019 base salaries based on market rates along with other factors such as the executive’s performance and scope of responsibility: Mr. Clements- $465,000 and Mr. Hoyt- $370,000.

There were no material changes to our annual cash bonus nor our long-term equity incentive programs for 2019. The Compensation Committee chose to retain the current elements and the same categories of metrics.

Summary Compensation Table

The following table provides selected information concerning compensation during the three fiscal years ended December 31, 2018 for services in all capacities to OneSpan, by (1) the principal executive officer, (2) the principal financial officer, and (3) OneSpan’s other executive officer(s) who served in positions other than principal executive officer or principal financial officer at the end of 2018 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Annual Compensation (4)	Total
Scott M. Clements President and Chief Executive Officer	2018	$450,000	$1,485,000	$481,500	$11,211	$2,427,711
	2017	$424,000	$1,200,011	$474,255	$166,139	$2,265,405
	2016	$365,000	$729,997	$0	$192,807	$1,287,804
Mark S. Hoyt Executive Vice President and Chief Financial Officer	2018	$360,000	$666,000	$283,550	$9,840	$1,319,390
	2017	$350,000	$525,012	$310,637	$23,246	$1,208,895
	2016	$330,000	$330,138	$0	$17,203	$677,341

(1)   Salary represents base salary earned in the fiscal year indicated.

(2)   The amounts reflected represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. Awards were granted under OneSpan’s 2009 Equity Incentive Plan. Further information regarding the awards is presented below in the Grants of Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year-End Table.

(3)   Represents the annual cash bonus paid for performance relative to targets for 2018 as further described in the “Compensation Discussion and Analysis” section above.

(4)   The named executive officers’ “All Other Annual Compensation” for 2018 consisted of:

•      Mr. Clements—Company matching 401(k) contributions of $10,093, imputed income from employee benefit and insurance premiums made by the Company of $1,118

•      Mr. Hoyt—Company matching 401(k) contributions of $9,265 and imputed income from employee benefit insurance premiums made by the Company of $575.

Grants of Plan-Based Awards

The following table sets forth all plan-based awards granted to the named executive officers during 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott M. Clements
President and Chief Executive Officer
	1/4/18	$225,000	$450,000	$675,000
	1/4/18				31,354	62,308	93,462		$891,004
	1/4/18							41,539	$594,008
Mark S. Hoyt
Executive Vice President and Chief Financial Officer
	1/4/18	$132,500	$265,000	$397,500
	1/4/18				13,973	27,945	41,918		$399,614
	1/4/18							18,630	$266,409

(1)   Represents the threshold, target and maximum award amounts that could have been paid out as a cash bonus award under OneSpan’s annual cash incentive award program for performance in 2018 upon achievement of certain target financial levels for the year. The target award amounts are based on percentages of each named executive officer’s base salary at the beginning of the year. Additional information regarding the annual cash incentive compensation and the applicable metrics is provided above in “Compensation Discussion and Analysis” in the section entitled “Annual Cash Bonus.”

(2)   Represents performance based restricted stock grants based on the achievement of financial targets for the period 2018‑2020. If the Compensation Committee determines that the financial targets are met, then the stock vests in full at the end of 2020. The target award amounts are based on percentages of each named executive officer’s base salary at the beginning of the year. Additional information regarding the three-year performance based stock grants and the applicable metrics is provided above in “Compensation Discussion and Analysis” in the section entitled “Long-Term Incentive Compensation.”

(3)   Represents time based restricted stock grants that vest semi-annually over four years.

(4)   The grant date fair value is computed in accordance with FASB ASC Topic 718 and reflects the value of the restricted stock on the date the award was granted.

Employment Agreements

Each of our named executive officers is party to an employment agreement with OneSpan. Each agreement provides for base salary, incentive compensation and severance compensation.

Scott M. Clements

Mr. Clements’s employment agreement was entered into effective December 1, 2015 and was amended on November 15, 2016 and on July 28, 2017. Under the terms of his employment agreement, in the event Mr. Clements is terminated without cause or quits for good reason, he will continue to receive his base salary over a 12 month period and his target cash bonus amount for such year (and the bonus amount for the prior year if earned but not paid at the time of termination). If such a termination occurs within eighteen months following a change in control of OneSpan, then he will receive the amounts described in the preceding sentence in a lump sum payment. If Mr. Clements is terminated for cause or quits without good reason, he will not be entitled to any severance compensation. Mr. Clements has agreed to abide by several non-compete and non-solicit restrictions following the termination of his employment for a period of twelve months.

Mark S. Hoyt

Mr. Hoyt’s employment agreement was entered into effective October 5, 2015. Under the terms of his employment agreement, in the event Mr. Hoyt is terminated without cause or quits for good reason, he will continue to receive his base salary over a 12 month period. If such a termination occurs within eighteen months following a change in control of OneSpan, then he will receive a lump sum payment equal to his base salary and any applicable incentive compensation at the rate then in effect. If Mr. Hoyt is terminated for cause or quits without good reason, he will not be entitled to any severance compensation. Mr. Hoyt has agreed to abide by several non-compete restrictions following the termination of his employment. The restricted period will be either six or twelve months, depending on the nature of the termination.

2018 Awards

The terms of the award of annual cash incentive bonuses, time based restricted stock and performance based restricted stock are described above under “Compensation Discussion and Analysis” and in the footnotes to the “Grants of Plan-Based Awards” table and the “Outstanding Equity Awards at Fiscal Year-End” table.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the aggregate number of outstanding equity awards held by the named executive officers as of December 31, 2018. There were no stock option awards outstanding.

	Stock Awards
Name	Earned Shares That Have Not Vested (#)	Market Value of Earned Shares That Have Not Vested ($)	Unearned Shares That Have Not Vested (#)	Market Value of Unearned Shares That Have Not Vested ($)
Scott Clements
Award Dated:
12/1/2015(1)	7,812	$ 101,165	—	—
1/5/2017(2)	20,477	$ 265,177	—	—
1/5/2017(3)	—	—	49,147	$ 636,454
1/4/2018 (4)	36,346	$ 470,681
1/4/2018 (5)			62,308	$ 806,889
Mark S. Hoyt
Award Dated:
10/5/2015(6)	8,622	$ 111,655	—	—
1/5/2017(7)	8,959	$ 116,019	—	—
1/5/2017(3)	—	—	21,502	$ 278,451
1/4/2018 (8)	16,301	$ 211,098
1/4/2018 (5)			27,945	$ 361,888

(1)   With respect to Mr. Clements’ unvested time-based restricted shares awarded on December 1, 2015, 7,812 shares will vest in 2019.

(2)   With respect to Mr. Clements’ unvested time-based restricted shares awarded on January 5, 2017, 8,191 shares will vest in 2019, 8,191 shares will vest in 2020, and 4,095 shares will vest on January 5, 2021.

(3)   Performance shares that would be earned and vest upon achievement of financial targets for the three-year period ending December 31, 2019.

(4)   With respect to Mr. Clements’ unvested time-based restricted shares awarded on January 4, 2018, 10,385 shares will vest in 2019, 10,385 shares will vest in 2020, 10,384 shares will vest in 2021 and 5,192 shares will vest on January 4, 2022.

(5)   Performance shares that would be earned and vest upon achievement of financial targets for the three-year period ending December 31, 2020.

(6)   With respect to Mr. Hoyt’s unvested time-based restricted shares granted on October 5, 2015, 8,622 shares will vest in 2019.

(7)   With respect to Mr. Hoyt’s unvested time-based restricted shares awarded on January 5, 2017, 3,584 shares will vest in 2019, 3,583 shares will vest in 2020, and 1,791 shares will vest on January 5, 2021.

(8)   With respect to Mr. Hoyt’s unvested time-based restricted shares awarded on January 4, 2018, 4,657 shares will vest in 2019, 4,658 shares will vest in 2020, 4,657 shares will vest in 2021 and 2,329 shares will vest on January 4, 2022.

Stock Vested

The following table sets forth stock awards vested in the year ended December 31, 2018 held by the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Scott M. Clements	21,198	$344,282
President and Chief Executive Officer

Mark S. Hoyt	14,535	$235,833
Executive Vice President and Chief Financial Officer

Potential Payments Upon Termination or Change-in-Control

The following paragraphs and tables describe the potential payments and benefits to which the named executive officers would be entitled from the Company pursuant to their employment agreements in effect on December 31, 2018 and the Company’s compensation and benefit plans upon termination of employment, if such termination had occurred as of December 31, 2018, or upon a change in control of the Company, if such change in control had occurred as of December 31, 2018.

For purposes of the following table, and its footnotes, all terms used with respect to events of termination or change in control shall have the following meanings unless otherwise indicated:

•     “Cause” under Mr. Clements’ and Mr. Hoyt’s employment agreements in effect on December 31, 2018 means: (i) he materially breaches his obligations under the employment agreement, OneSpan’s Code of Conduct and Ethics or an established policy of the Company; (ii) he engages in conduct prohibited by law (other than minor violations), commits an act of dishonesty, fraud, or serious or willful misconduct in connection with his job duties, or engages in unethical or immoral conduct that, in the reasonable judgment of the Compensation Committee, could injure the integrity, character or reputation of the Company; (iii) he fails or refuses to perform or habitually neglects, his duties and responsibilities under the agreement (other than on account of disability) and continues such failure, refusal or neglect after having been given written notice by the Company that specifies what duties he failed to perform and an opportunity to cure of 30 days;  (iv) he uses or discloses confidential information or trade secrets other than in the furtherance of the Company’s business interests, or other violation of a fiduciary duty to the Company; or (v) he fails to reasonably cooperate with any audit or investigation involving the Company or its business practices after having been given written notice by the Company that specifies his failure to cooperate and an opportunity to cure of 10 days.

•     “Good Reason” under Mr. Hoyt’s and Mr. Clements’ employment agreements in effect on December 31, 2018 means:

(i)    failure to provide the compensation and benefits required by the Agreements;

(ii)   a reduction in Executive’s Base Salary below the Base Salary in effect during the immediately preceding year, unless such reduction is commensurate with and part of a general salary reduction program applicable to all senior executives of the Company or agreed to in writing by Executive;

(iii) failure to appoint or elect Executive as an officer according to their title (and director in the case of Mr. Clements);

(iv)  any material diminution of Executive’s authority, duties or responsibilities (and no longer reporting to the Board in the case of Mr. Clements); or

(v)   the Company requiring Executive to be based at any office or location other than the office occupied by Executive in Chicago, Illinois as of the Effective Date or a reasonably comparable office located within a 40‑mile radius of such current office.

•     “Change in Control” under Mr. Clements’ and Mr. Hoyt’s employment agreements in effect on December 31, 2018 and the 2009 Equity Incentive Plan and the Executive Incentive Plan means the occurrence of any of the following events:

(i)    An acquisition by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (a “Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of more than 40% of either (1) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise, exchange or conversion of any Convertible Securities unless such securities were themselves acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by T. Kendall Hunt or any of his affiliates, or (D) any acquisition by any Person pursuant to which (y) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entirety resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (z) individuals who were members of the Board immediately prior to the approval by the stockholders of the Company of such transaction will constitute at least a majority of the members of the board of directors of the entity resulting from such transaction; or

(ii)  within any period of 12 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) ceases for any reason to constitute at least a majority of the Board; provided, however, for purposes hereof, that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a‑11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)  the consummation of (1) a reorganization or consolidation of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company and its direct and indirect subsidiaries taken as a whole to a Person or Persons who are not “related persons” as defined in Treasury Regulation § 1.409A‑3(i)(5)(vii)(B); except in each a case a transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entirety resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (B) individuals who were members of the Board immediately prior to the approval by the stockholders of the Company of such transaction will constitute at least a majority of the members of the board of directors of the entity resulting from such transaction; or

(iv)  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (other than to an entity pursuant to a transaction which would comply with (A) and (B) of proviso (iii) above), assuming for this purpose that such transaction would otherwise be a Change of Control pursuant to (iii) above.

For purposes of the definition of “Change of Control” above, a series of transactions undertaken with a common purpose shall be treated as a single transaction that begins on the consummation of the first transaction in the series and ends at the consummation of the last transaction in the series.

The amounts in the table below as of December 31, 2018 do not include payments and benefits to the extent they are provided on a nondiscriminatory basis to full-time salaried employees generally upon termination of employment. Such payments and benefits include accrued salary and vacation pay and distributions of plan balances under the Company’s 401(k) plan.

	Termination by company without Cause or by named executive officer for Good Reason, without a Change in Control	Termination by company without Cause or by named executive officer for Good Reason, following a Change in Control	Change in Control
Scott M. Clements,
President and Chief Executive Officer
Base salary (1)	$450,000	$450,000	$—
Annual cash bonus (2)	450,000	450,000	—
Restricted stock (3)		837,023	837,023
Performance shares (4)		1,443,342	1,443,342
Total	$900,000	$3,181,265	$2,280,365

Mark S. Hoyt,
Executive Vice President and Chief Financial Officer
Base salary (1)	$360,000	$360,000	$—
Annual cash bonus (2)		265,000	—
Restricted stock (5)		438,772	438,772
Performance shares (6)		640,339	640,339
Total	$360,000	$1,704,111	$1,079,111

(1)   In the case of Mr. Hoyt and Mr. Clements, pursuant to their employment agreements, the named executive officer will continue to receive regular payments of his base salary at the rate in effect at the time of termination, for his 12 months. In the case of Mr. Clements and Mr. Hoyt, when termination results from a termination without Cause or a termination for Good Reason by the named executive officer within eighteen months following a Change in Control, the named executive officer instead will receive a lump sum payment of the severance amount. Each named executive officer is subject to certain non-competition and non-solicitation restrictions for a fixed period following his termination.

(2)   Upon a termination of Mr. Clements’ employment without Cause or a termination for Good Reason by Mr. Clements, he will receive an amount equal to his annual cash bonus target amount. Upon a termination of Mr. Hoyt’s employment without Cause or a termination for Good Reason by Mr. Hoyt, he will receive an amount equal to the cash bonus amount earned but unpaid (if any). When a termination results from a termination without Cause or a termination for Good Reason by Mr. Hoyt within 18 months following a Change of Control, Mr. Hoyt will receive an amount equal to the cash bonus target amount.

(3)   Represents the value of 64,635 shares of restricted stock held by Mr. Clements on December 31, 2018, based on the closing price of our common stock listed on The NASDAQ Capital Market on December 31, 2018 ($12.95 per share). In the case of a Change in Control without a qualifying termination of employment event, the “Change in Control” column reflects the amount due if the acquirer did not retain or substitute the unvested equity in connection with the Change in Control event.

(4)   Represents the value of 111,455 shares of performance stock held by Mr. Clements on December 31, 2018, based on the closing price of our common stock listed on The NASDAQ Capital Market on December 31, 2018 ($12.95 per share). In the case of a Change in Control without a qualifying termination of employment event, the “Change in Control” column reflects the amount due if the acquirer did not retain or substitute the unvested equity in connection with the Change in Control event.

(5)   Represents the value of 33,882 shares of restricted stock held by Mr. Hoyt on December 31, 2018, based on the closing price of our common stock listed on The NASDAQ Capital Market on December 31, 2018 ($12.95 per share). In the case of a Change in Control without a qualifying termination of employment event, the “Change in Control” column reflects the amount due if the acquirer did not retain or substitute the unvested equity in connection with the Change in Control event.

(6)   Represents the value of 49,447 shares of performance stock held by Mr. Hoyt on December 31, 2018, based on the closing price of our common stock listed on The NASDAQ Capital Market on December 31, 2018 ($12.95 per share). In the case of a Change in Control without a qualifying termination of employment event, the “Change in Control” column reflects the amount due if the acquirer did not retain or substitute the unvested equity in connection with the Change in Control event.

CEO PAY RATIO

Beginning in 2017, we must disclose annually in our proxy statement the median of the annual total compensation of all employees (excluding the CEO), the annual total compensation of our CEO, and the ratio of the CEO compensation to the employee median compensation. We employ people in many countries in many different roles. We included all employees in our calculations.

The annual total compensation of the median employee was determined in the same manner as the total compensation for our CEO in the “Summary Compensation Table” above. We determined the required pay ratio as follows:

•      Calculating the total annual cash compensation (base salary, cash bonus, long term cash incentive paid in 2018) of all employees except the CEO, and then sorting those employees from highest to lowest;

•      Determining the median employee from that list; and

•      Calculating the total annual compensation of our CEO and of the median employee using the same methodology required for the Summary Compensation Table.

The total annual compensation for our CEO for 2018 was $2,427,711 The total annual compensation for the median employee was $76,949, which includes any base salary, bonus, long-term cash incentive awarded, overtime, contributions to pension plans, company contributions to defined contribution plans, company paid car and imputed income from employee benefit insurance premiums made by the Company. The resulting ratio of CEO pay to the pay of the Company’s median employee for 2018 is 32  to one.

Compensation of Directors

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board. In determining director compensation for 2018, our Compensation Committee sought to provide our directors with a total economic value that adequately compensates them for the time and efforts expended in serving on the Board and committees of the Board, and that aligns director compensation with the interests of the Company’s stockholders. The Board approved the following compensation for non-employee directors for 2018:

Director annual retainer:	$60,000
Lead Director	$10,000
Audit Committee chairman fee:	$15,000
Audit Committee membership fee:	$4,000
Compensation Committee chairman fee:	$10,000
Compensation Committee membership fee:	$3,000
Corporation Governance and Nominating Committee chairman fee:	$7,500
Corporation Governance and Nominating Committee membership fee:	$3,000
Non-cash equity component:	$100,000

We do not pay separate director fees for meeting attendance. For 2018, the lead director fee, chairman fees, committee membership fees and annual retainers were paid on a quarterly basis in cash.

The non-cash equity component was granted on January 4,  2018 to each of the non-employee directors in the form of 6,994 shares of deferred common stock. The awards vested and became non-forfeitable on January 4,  2019, on the first anniversary date of the grant. Vesting is accelerated upon death, disability or change in control. Payment of each director’s equity award(s) are deferred until the earlier of the director’s cessation of service or a change in control.

Director Stock Ownership Policy

Approximately 60% of the directors’ fees are payable in deferred common stock. All of the directors have over 40,000 shares of vested deferred common stock. The Board has adopted a stock ownership policy. The policy provides that a Director’s annual retainer shall be paid in part in deferred stock equal in value to at least 50% of such Director’s aggregate annual retainer (excluding amounts payable for Committee Chair or membership) until the Director holds stock valued at no more than three times the Board’s aggregate annual retainer (excluding amounts payable for Committee Chair or membership).

Director Stock Trading Policy

The Company’s Officer and Director stock trading policy prohibits officers from the following trading activities in OneSpan securities: short selling; buying or selling put options, call options, or other derivative securities relating to the Company; engaging in hedging transactions, such as “costless collars” and forward sales contracts for OneSpan securities; purchasing OneSpan securities on margin; borrowing against Company securities in a margin account; or pledging OneSpan securities.

Director Compensation Table

The table below sets forth the fees earned by each non-employee director in 2018, except that Mr. Hunt remained an employee during 2018 in his final year of transition from his former role as CEO.

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)(3)	Total
Michael Cullinane	$78,500	$100,000	$181,000
John Fox	$77,000	$100,000	$187,000
Jean Holley	$74,500	$100,000	$174,500
T. Kendall Hunt (4)	$450,000	$—	$450,000
Matthew Moog	$70,000	$100,000	$170,000

(1)   The aggregate number of unvested stock awards outstanding on December 31, 2018 for each of the Company’s non-employee directors was 6,994 deferred shares. The deferred shares are discussed further in “Compensation of Directors,” above, and in footnotes 2 and 3, below.

(2)   The amounts reflected represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

(3)   On January 4, 2018, each of the Company’s non-employee directors, Messrs. Cullinane, Hunt, and Moog and Ms. Holley, each were awarded 6,994 shares of deferred common stock, as described above under “Compensation of Directors.” The grant date value of each director’s award calculated in accordance with FASB ASC Topic 718 was $100,000. All awards were granted under OneSpan’s 2009 Equity Incentive Plan.

(4)   Mr. Hunt received a $450,000 salary for 2018 during his final year of transition from his former role as CEO. For 2019, Mr. Hunt remains on the Board as a non-employee director and is governed by the same director compensation program as the other non-employee directors.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Mr. Cullinane, Mr. Fox, Ms. Holley and Mr. Moog. None of these individuals was at any time during fiscal year 2018 or was formerly an officer or employee of OneSpan. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

Pursuant to Rule 14a‑8 under the Exchange Act, stockholders may present proper proposals for consideration at and for inclusion in our proxy statement relating to the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement relating to our 2019 annual meeting of stockholders, stockholder proposals must be received by the Company at our principal executive offices not less than 90 nor more than 120 days prior to June 12, 2019 and must otherwise comply with the requirements of Rule 14a‑8 and of the Company’s By-laws. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary of the prior year meeting  (June 12, 2019); the written notice must include the information required by Article I of the Company’s By-laws. A copy of the Company’s By-laws is available on our website, investors.onespan.com in the governance section of our investor relations webpage.

PROXY SOLICITATION

The Company will solicit proxies by mail. Proxies may also be solicited by directors, officers or regular employees personally or by mail, telephone or telegraph, but such individuals will not be specially compensated for these services. Brokers, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of common stock, and the Company will reimburse them for their expenses in doing so. The full cost of the preparation and mailing of the Proxy Statement and accompanying materials and the related proxy solicitations will be borne by the Company.

TRANSACTIONS WITH RELATED PERSONS

We have not established a formal policy for the review of related person transactions because such transactions are generally prohibited under our Code of Ethics and Conduct, which is applicable to all of our directors and employees. A copy of the Code of Ethics and Conduct is available on our website, investors.onespan.com in the governance section of our investor relations webpage.

In addition to having all directors and employees certify their compliance with the Code of Ethics and Conduct on an annual basis, each director and executive officer of the Company responds annually to a list of questions in connection with the preparation of our Proxy Statement and our Annual Report on Form 10‑K. These questions include inquiries with respect to related person transactions reportable pursuant Item 404(a) of Regulation S-K. Each director and executive officer is obligated to notify OneSpan immediately of any subsequent changes to the information provided in his or her responses to the question.

Should a related person transaction be identified through any of the aforementioned means, the Board of Directors or a committee of independent directors, as appropriate, would review the transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers and beneficial owners of more than 10% of the outstanding shares of common stock are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms or written representations that no reports under Section 16(a) were required, we believe that, for the year ended December 31, 2018, all of the Company’s directors, executive officers and greater than 10% beneficial owners complied with Section 16(a) filing requirements applicable to them.

MAJORITY VOTING FOR DIRECTORS

Under our bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided that in a contested election (as defined below), the directors shall be elected by the vote of a plurality of the votes cast.  A “contested election” is one in which as of the 10th day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, a stockholder of the corporation has provided to the corporation, and not withdrawn, a notice of an intention to nominate one or more candidates for election to the Board of Directors.  For these purposes, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

OTHER MATTERS

Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting. If other matters are properly presented for a vote, however, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their judgment to the same extent as the person who signed the proxy would be entitled to vote.

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Annual Report and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (telephone number: 1‑800‑542‑1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to or call OneSpan Inc., 121 West Wacker Drive, 20th Floor, Chicago, IL 60601, Attention: Secretary (telephone number: 312‑766‑4001). If you are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting our Secretary in the same manner.

By Order of the Board of Directors,

Steven R. Worth
Secretary

April 26, 2019

Attachment A

ONESPAN INC.

2019 OMNIBUS INCENTIVE PLAN

I.  INTRODUCTION

1.1Purposes.  The purposes of the OneSpan Inc. 2019 Omnibus Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long term best interests of the Company and its stockholders.

1.2Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Capital Market or, if the Common Stock is not listed on the Nasdaq Capital Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean OneSpan Inc., a corporation organized under the laws of the State of Delaware, or any successor thereto.

“Company Transaction” shall mean the consummation of (i) a reorganization, merger or consolidation of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company and its direct and indirect subsidiaries taken as a whole to a Person or Persons who are not “related persons” as defined in Treasury Regulation § 1.409A-3(i)(5)(vii)(B); except in each case a transaction pursuant to which:

(1)   all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; and

(2)  individuals who were members of the Board immediately prior to the approval by the stockholders of the Company of such transaction will constitute at least a majority of the members of the board of directors of the entity resulting from such transaction;

“Convertible Security” shall mean any security convertible into or exchangeable for shares of Common Stock of the Company, or any option, warrant or other right to acquire shares of Common Stock of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Capital Market on the date as of which such value is being determined or, if the Common Stock is not listed on the Nasdaq Capital Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided,  however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(b)(2).

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of the Plan.

“Outstanding Common Stock” shall have the meaning set forth in Section 5.8(b)(1).

“Outstanding Voting Securities” shall have the meaning set forth in Section 5.8(b)(1).

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Measures under this Plan: (i) earnings before any or all of interest, tax, depreciation or amortization (actual or adjusted and either in the aggregate or on a per-share of Common Stock basis); (ii) earnings (either in the aggregate or on a per-share of Common Stock basis); (iii) net income or loss (either in the aggregate or on a per-share of Common Stock basis); (iv) operating profit; (v) cash flow (either in the aggregate or on a per-share of Common Stock basis); (vi) free cash flow (either in the aggregate on a per-share of Common Stock basis); (vii) costs; (viii) gross revenues; (ix) reductions in expense levels; (x) operating and maintenance cost management and employee productivity;  (xi) stock price or total shareholder return (including growth measures and total stockholder return or attainment by the shares of Common Stock of a specified value for a specified period of time);  (xii) net economic value;  (xiii) economic value added;  (xiv) aggregate product unit and pricing targets; (xv) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; (xvi) achievement of return on net assets, return on assets, return on investment capital, or return on equity; (xvii) achievement of objectives relating to diversity, employee turnover, or employee retention rates; (xviii) results of customer satisfaction surveys; (xix) debt ratings, debt leverage and debt service; or (xx) such other goals as the Committee may determine whether or not listed herein.   Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Person” shall have the meaning set forth in Section 5.8(b)(1).

“Prior Plan” shall mean the VASCO Data Security International, Inc. 2009 Equity Incentive Plan and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided,  however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3Administration.  This Plan shall be administered by the Committee.  Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards.  The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.  The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level.  The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities.  All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided,  however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the

Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4Eligibility.   Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time.  The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.  Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent.  The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $400,000.

1.5Shares Available.  Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, 5,000,000 shares of Common Stock shall initially be available for all awards under this Plan, other than Substitute Awards.  Subject to adjustment as provided in Section 5.7, no more than 5,000,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. To the extent the Company grants an option, a Free-Standing SAR, a Stock Award or settles a Performance Award in shares of Common Stock, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to the number of shares subject to such option, Free-Standing SAR, Stock Award or Performance Award.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided,  however, that shares of Common Stock subject to an award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6Minimum Vesting Requirements.  No award (or any portion of any award) granted under the Plan shall become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that, such restriction shall not apply to awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares initially available for awards under this Plan.  This Section 1.6 shall not restrict the right of the Committee to accelerate or continue the vesting or exercisability of an award upon or after a Change in Control or termination of employment or otherwise pursuant to Section 1.3 of the Plan.

II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1Stock Options.  The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee.  Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)Number of Shares and Purchase Price.  The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided,  however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b)Option Period and Exercisability.  The period during which an option may be exercised shall be determined by the Committee; provided,  however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option.  The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)Method of Exercise.  An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request.  Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the participant.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2Stock Appreciation Rights.  The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee.  The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)Number of SARs and Base Price.  The number of SARs subject to an award shall be determined by the Committee.  Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.  The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option.  The base price of a Free-Standing SAR shall be determined by the Committee; provided,  however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)Exercise Period and Exercisability.  The period for the exercise of an SAR shall be determined by the Committee; provided,  however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR shall be exercised later than ten years after its date of grant.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR.  The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free Standing SAR, only with respect to a whole number of SARs.  If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d).  Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)Method of Exercise.  A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request.  A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3Termination of Employment or Service.  All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4No Repricing.   The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.

2.5No Dividend Equivalents.    Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III.  STOCK AWARDS

3.1Stock Awards.  The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee.  The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.

3.2Terms of Restricted Stock Awards.  Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)Stock Issuance.  During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award.  All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part.  Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)Rights with Respect to Restricted Stock Awards.  Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided,  however, that a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3Terms of Restricted Stock Unit Awards.  Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)Settlement of Vested Restricted Stock Unit Awards.  The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.  Any dividend equivalents with respect to Restricted Stock Units that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.  Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4Other Stock Awards.  Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee.  The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any distribution, dividend or dividend equivalents with respect to Other Stock Awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.

3.5Termination of Employment or Service.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV.  PERFORMANCE AWARDS

4.1Performance Awards.  The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2Terms of Performance Awards.  Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)Value of Performance Awards and Performance Measures.  The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b)Vesting and Forfeiture.  The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)Settlement of Vested Performance Awards.  The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof.  If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d).  Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award.  Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3Termination of Employment or Service.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V.  GENERAL

5.1Effective Date and Term of Plan.  This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2019 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective as of the date on which the Plan was approved by the Board.  This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board.  In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2Amendments.  The Board may amend this Plan as it shall deem advisable; provided,  however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of the Nasdaq Capital Market, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the Non-Employee

Director compensation limit set forth in Section 1.4 or the prohibition on repricing set forth in Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3Agreement.  Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award.  No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified  by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4Non-Transferability.  No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration.  Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person.  Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5Tax Withholding.  The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.  An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award.  Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules).  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6Restrictions on Shares.  Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7Adjustment.   In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8Change in Control.

(a)Subject to the terms of the applicable award Agreements, in the event of a “Change in Control,” the Board, as constituted prior to the Change in Control, may, in its discretion:

(1)  require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(2)  require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(3)  require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(1), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(1); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

(b)For purposes of this Plan, a “Change in Control” means the occurrence of any of the following events:

(1)  An acquisition by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 40% of either (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding,  however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise, exchange or conversion of any Convertible Securities unless such securities were themselves acquired directly from the Company; (B) any acquisition by the Company; (C) any acquisition by T. Kendall Hunt or any of his affiliates; or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (1) and (2) of the exception contained in the definition of “Company Transaction;”

(2)  Within any period of 12 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided,  however, for purposes hereof, that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board;

(3)  A Company Transaction; or

(4)  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (other than to an entity pursuant to a transaction which would comply with clauses (1) and (2) of the exception contained in the definition of “Company Transaction”), assuming for this purpose that such transaction would be a Company Transaction;

provided, that for purposes of the definition of “Change of Control” and “Company Transaction,” a series of transactions undertaken with a common purpose shall be treated as a single transaction that begins at the consummation of the first transaction in the series and ends at the consummation of the last transaction in the series; and provided further, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3) or (4) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

5.9Deferrals.  The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards.  Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10No Right of Participation, Employment or Service.  Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan.  Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11Rights as Stockholder.  No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12Designation of Beneficiary.  To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity.  To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company.  Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company.  The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse.  The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations.  If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13Awards Subject to Clawback.  The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

5.14Governing Law.    This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.15Foreign Employees.  Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

If you would like to reduce the costs incurred by our company in mailing proxy materials, Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees Marc Boroditsky For 0 0 0 0 0 0 0 0 Against 0 0 0 0 0 0 0 0 Abstain 0 0 0 0 0 0 0 0 1A For 0 Against 0 Abstain 0 1B Scott M. Clements 3 To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 1C Michael P. Cullinane 1D John N. Fox, Jr. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1E Jean K. Holley 1F T. Kendall Hunt 1G Matthew Moog 1H Marc Zenner Investor Address Line 2 Incentive Plan Investor Address Line 4 John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000422843_1 R1.0.1.18 The Board of Directors recommends you vote FOR proposals 2 and 3. ForAgainst Abstain 2To approve the OneSpan Inc. 2019 Omnibus000 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 3 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/11/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 on 06/11/2019. Have your proxy card in hand when you call and then follow the instructions. John Sample 234567VOTE BY MAIL 1234567 1234567NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # → SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 ONESPAN INC 121 WEST WACKER DRIVE, STE 2050 CHICAGO, ILLIOIS 60601 ATTN: SUZANNE MASO Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com ONESPAN INC Annual Meeting of Shareholders June 12, 2019 10:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Scott M. Clements and Steven R. Worth, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common) stock of ONESPAN INC that the shareholder(s) are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, EDT on June 12th, 2019, at the 121 West Wacker Drive Ste 2400 Chicago, IL 60601, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000422843_2 R1.0.1.18